SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                 FORM 8-K-12(g)3

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: November 3, 2000


                             DNAPRINT GENOMICS, INC.
                                 --------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


                             S.D.E. HOLDINGS 1 INC.
                              --------------------
                     (Prior name of corporation pre-merger)


 NEVADA                       0-30119                  84-1529311
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          pre-merger)
pre-merger)

Utah                                                   59-2780520
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


              1748 Independence Blvd., Suite D1, Sarasota, FL 34234
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 941-351-4543




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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

The Company is a successor registrant pursuant to Section 12(g) 3 of the Securities Exchange Act of 1934, by virtue of a statutory merger of the Parent, DNAPrint genomics, Inc. a Utah corporation, and its wholly owned subsidiary, S.D.E. Holdings 1 Inc., a Nevada corporation, with DNAPrint genomics, Inc. being the survivor. There was no change to the issued and outstanding shares of DNAPrint genomics, Inc. and all shares of S.D.E. Holdings 1 Inc. were retired by virtue of the merger.

On  October  12,  2000,  DNAPrint  genomics,  Inc.  completed  a Share  Purchase
Agreement with shareholders of S.D.E. Holdings 1 Inc. in which DNAPrint genomics, Inc., a Utah corporation, acquired all 500,000 shares outstanding of the Registrant for the purposes of accomplishing a Merger of S.D.E. Holdings 1 Inc. and DNAPrint genomics, Inc. The Merger was subsequently completed on October 13, 2000.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On October 17, 2000,  DNAPrint  genomics,  Inc.  executed its Plan of Merger and
Articles of Merger with S.D.E. Holdings 1 Inc. whereby it acquired 100% of the outstanding stock of S.D.E. Holdings 1 Inc. and merged with S.D.E. Holdings 1 Inc. All outstanding shares of S.D.E. Holdings 1 Inc. were retired in the merger. DNAPrint genomics, Inc. is the surviving company, and will carry out its business plan as set forth hereinbelow in Item 5.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.


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ITEM 5.    OTHER EVENTS

MISSION STATEMENT - BUSINESS AND BUSINESS PLAN OF DNAPRINT GENOMICS, INC.

DNAPrint genomics intends to be a national provider of analytical tools and knowledge based solutions for personalized medicine, using DNA related products and procedures.

BACKGROUND ON SNP TECHNOLOGY.

SNP technology has just now been enabled by the completion of the Human Genome Project, a multi-billion dollar, multi-year international effort funded by the Wellcome Trust and the National Institutes of Health. It has also been enabled by recent advancements in hardware technology (i.e. Sequenom Inc. of San Diego, CA and Orchid Biosciences of Princeton NJ). Today, for the first time in history, it is possible to create microchips of SNP data for any population or any person, and analyze thousands and thousands of genes that contribute to the biological and psychological make-up of a person. For Pharmacogenomic studies, the genes focused on are those that are involved in the metabolism of xenobiotic compounds.

How does it work? Hundreds of DNA sequences are isolated from a patient, amplified and sprayed onto a tiny microchip using a special machine. This DNA is then read using a machine called a mass spectromoter or a genetic bit analyzer. Until now, sequencing involved multiple steps and reagents, but now with the new genomics tools, it takes about 3-5 seconds to read a samples sequence, and about 20 minutes to read 384 sequences for a given person. The collection of sequences that results constitutes the persons SNP profile for those markers tested. By building databases of profiles and comparing them to databases of drug sensitivity/side-effect databases, drug companies hope to be able to stratify the drug treatment results based on patient genetic profiles. In so doing, a drug that would have failed a trial in the past because it caused a reaction in a specific subset of the population, may now be a success and approved for prescription to everyone else.

However, as promising as personalized medicine is, it is still in its infancy. First, all companies performing Pharmacogenomic studies are focusing on new drugs, not drugs that have already been FDA approved. Secondly, no companies have the ability to analyze their data on anything other than a very simple format. Most current SNP testing is performed for patients with specific genetic diseases and simple genetic mutations, which are relatively rare and therefore of limited economic value. The reason is that "solutions" for these cases tend to be simple. However, over 99% of all human traits, including drug response or disease, are the result of complex genetic interactions (interactions between genes, between genes and environment etc.). This is true even though the future of this technology is its power to unravel multi-genic phenotypes and diseases. Complex analytical software will need to be designed, appropriate SNP batteries defined and donors assembled corresponding to the various phenotypes in order to obtain "true" solutions for these problems. Why haven't these things been done yet? The first reason is that SNP technology is still too new, and the simple problems are the first to be addressed. The second reason is that finding complex patterns in genetic data is mathematically and scientifically difficult. There are simply too few people in the world with the combination of mathematical, programming and biological knowledge necessary to effectively work on these problems.

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DNAPrint  genomics  intends to be among the first to focus on "mining"  SNP data for multi-genic phenotype information. We intend to do this by building a unique informatics platform.

How a patient interacts with a drug is a function of multi-genic determinants, and so multi-genic analysis has enormous implications for the development of personalized medicine. Physical characteristics such as height and weight, are determined by multiple genes interacting with each other. So too are drug responses or disease succeptibility (i.e. cancer). There is no drug interaction gene or cancer gene; there are several 10s or even 100s of genes that determine these traits. Thus learning how to mine physical trait information from SNP arrays would have implications for forensic and medical science, and the "solution" for these problems represent a sort of "diagnostic" product for a drug, that operates by preventing a disease or medical problem rather than simply tell a doctor that a person has a disease or medical problem. In this way, they can help prevent disease, not just report that disease exists. They are therefore more valuable than diagnostic products, which generate billions of dollars each year for their discoverers. However, these "solutions" await the development of highly advanced informatics approaches to the difficult problem of understanding data on a genomic scale.

Science has shown that over 99% of known phenotypes (physical traits) are more a function of complex multi-gene interactions within and between genetic pathways than single genes (Voehringer et al., PNAS 2100: 97(6) 2680-2685; Xue et al., Cancer Res 2000 60(4):839-841; Weatherall et al., Philos Trans Soc Lond B Bio Sci 1999 354(1352):1995-2010; Nicholls et al., Acta Paediatr Suppl 88(433):99-104; Bolk et al., PNAS 2000 97(1) 268-273; Bovill et al., Thronm
Haemost 82(2):662-666). Most drug response studies, for example, have nevertheless considered only simple genetic causes - single SNPs not complex patterns of SNPs. Thus, the multigenic analysis platform technology we are attempting to construct may have significant implications for making personalized medicine (and even make "smart forensics" a reality).

Our first mission is to develop  sophisticated  software  analytical  tools.  If developed, we hope to sell to every hospital. Research institutes and biotech companies using human genomic information may also have need for our product. During the course of our work, we will be "training" our system to recognize patterns by applying it to several human trait "problems", such as drug side-effects or disease states. The "solutions" obtained from these applications constitute a separate but valuable product. The "solutions" can be used to match patients with drugs and identify the disease succeptible. As such, we hope they will be among the very first personalized medical products on the market. Our analytical tools, which constitute our informatics platform, will enable us to recognize the "solution" in the data. Our company is designing systems to generate these "solutions" using proprietary mathematics and programming strategies.

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Several types of personalized genetic markets are identified:

PERSONALIZED MEDICINE.

The public market ultimately represents the greatest single source of revenue for our products. There is an opportunity here, for the first time in history, to "solve" drug interaction problems that have been vexing to doctors and patients for years. Most pharmaceutical companies are focusing their "simpilistic" analytical tools on new drugs so that they can help them pass through the FDA approval process. Logistically, they do not have the time, money or motivation to address already FDA approved drugs with existing markets. Though "problems" represent a huge potential market for personalized medical products or "solutions", this market is largely ignored at present because the focus of big Pharma is to push new drugs through clinical trials to generate new revenue producing products. We have forged relationships with local diagnostic clinics whereby these clinics are supplying us with a) blood samples from elderly patients taking a variety of drugs in South Florida and b)
hepatocellular toxicity test results for each sample. These labs actually perform the "liver tests" for local hospitals. Rather than pay for biohazard disposal of excess blood, they ship the samples to us and we perform our own pharmacogenomics testing on them to find their "solutions". Each drug "solution" that we hope to generate may be a separate, viable diagnostic product for a new, more responsible and safer personalized medicine.

Further, we believe there is a market for our product in new drug discovery. Our tools and datasets may help pharmaceutical companies obtain genetic "solutions" for their new drugs.

As genetic "solutions" are produced and publicized, we believe the demand for individual people to have their SNP profiles produced will increase. Why take a drug that may damage your liver and lead to immune system depression - even cancer - when a simple blood or saliva test exists for determining this possibility before-hand? Hospitals of the future will have high-throughput genotyping equipment, and we feel that our informatics product and trait "solutions" will form a platform and knowledge base for analyzing the results produced with such equipment.

FORENSIC SCIENCE SOLUTIONS.

We can use DNA for more than simple plus/minus human identification to expand the scope of forensic analysis. Our platform may enable law enforcement to define the probability of race, hair color, eye color and weight based on the SNP profile obtained from the evidence. To do this, we will have to define SNP batteries for genes involved in certain genetic pathways for biological characteristics unique to different populations of human beings. Examples include pigment production and metabolism - only humans can respond to sunlight exposure by upregulating melanin synthesis and the mechanism of this is SNPs within genes that function in regulating human pigment steady state levels and deposition. Decades of publicly funded work have defined these genes. How their variation among different populations relate to the differences between these populations has not yet been determined, and the new tools of the human genome project enable this for the first time. How will we assemble this data into a forensic test? We intend to accumulate this data through emperical experimentation on SNPs selected through reference to decades of scientific literature. This will bring us to suitable genetic pathways suitable for study. For example, we might select SNPs associated with proteins that are known to function during the process of human fat production and metabolism to create a battery of SNPs that may have predictive value for the weight of the donor. The "solutions" to this problem can be used to classify an unknown DNA sample as belonging to one human subgroup or another.

THE PLATFORM ITSELF

The key to each of these applications is to tease complex genetic information from empirical genetic data sets with artificial intelligence. Likely genetic players for a trait can be predicted using decades of publicly funded and available genetic research. The goal is to prove association of genes with traits by studying the genetic variation within the human population using human genomics technology. We hope to construct extensive intra-genic SNP maps directly from the blood or saliva of phenotypically similar patients (patients with similar symptoms, diseases or drug reaction groups). The heuristic software algorithms we plan to develop will employ numerical and conceptual clustering tools, using neural net technology, to find patterns and overlapping genotype/environmental circuits, which may be associated with the target phenotype.

SHORT TERM REVENUE POTENTIAL

We have described how as we develop our platform technology, we will produce "solutions" for some of the most dangerous drugs on the current market as well as future markets. By virtue of our blood sample supplier relationship, we will naturally receive samples for drug "problems" that are the most frequent in the South Florida population. The rationale for choosing to locate the company in South Florida is based on the large number of seniors in the area. Statistics show that 1 in 5 seniors is on an average of 5 different medications. The drug portfolio of these seniors turns over on average every 5 years. Simply put, there is a wealth of biological specimen resources in this area.

In addition to providing a great source of starting material, these patients also form a customer base for our genetic "solutions". For example, if we could "solve" Lamisil hepatocellular toxicity, the "solution" can be sold to each Lamasil patient prior to prescription. Alternatively, the "solution" can be sold or licensed to the pharmaceutical company that makes the drug, so they can market the drug more responsibly. Insurance companies have repeatedly stated that such tests are fundable, because they reduce their financial exposure at a later date when dealing with costly side-effects. In other words, they are expected to be cost-effective. Aside from this, there is a moral issue. It is not responsible or ethical to prescribe a drug based on a population mean when a test exists to determine compatibility before-hand.

We hope to generate near-term revenue is through the provision of our technology to pharmaceutical companies engaged in clinical trials. We plan to partner with companies performing pre-clinical and clinical studies, to provide them with SNP profiling services and analysis using our proprietary informatics platform. Aside from serving as a good way to "prove" our system to these future customers, who may wish to license it from us, we can ask for downstream revenues that our "solutions" enable. In this model, we would enable them to stratify their results based on the genetics of the patient population, without investing in expensive capital (hardware or software) equipment. Such a service would potentially enable companies to identify a drug that had, say, a 10% success rate, which is too low for FDA approval, as a drug that had a 99% success rate on individuals of certain SNP profiles that comprise about 10% of the human population. Thus, the drug can be approved for use with this specific genetic subset of the patient population. For the company, this means the difference between trial failure and success.

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

This technology is new and UNPROVEN. Companies in this field are just now coming onto the scene (Sequenom Corp. and Orchid Biocomputer for example). Their commercialization of high-throughput SNP mapping technology, combined with the completion of the publicly funded Human Genome Project (HGP) opens the study of genetic variation up to the world for the first time in history. For about five thousand dollars, anyone can set up the hardware necessary to study genetic variation through the analysis of SNP profiles. The problem is analyzing it.
Companies may have little expertise with the complex mathematics of this endeavor, and instead look to license-in this technology from specialty companies like ours.

With new genomic technology and database information, 100 individual maps can be analyzed in about 5 seconds, and building comprehensive genetic databases is now just a question of time, money, expertise and vision. Analyzing the data is more problematic. Innovative mathematical modeling is needed. Smart programmers and experienced bioinformaticists are needed. Over 4 decades of publicly and privately funded biological research has gone into the creation of the data and equipment necessary to begin the work. However, the work cannot be done yet because the sophisticated tools have not yet been developed. Companies are just now starting to address this problem, and most are doing a poor job.

The genetic data that we will use on our chips to "score" each patient is public domain and cost the Government of the United States and the Wellcome Trust of Britain over 3 Billion dollars. The hardware technology that enables efficient study of this information has came from this same project, and has taken decades to assemble. The two have co-existed in time for only a couple of months now (since January of 2000). Simply put, the technology is very new and the window of opportunity to develop "solution" finding algorithms and "solutions" themselves has just opened.

Many genomics laboratories are preoccupied with finding genes and promoters in the sequence. Others attempt to predict gene product function using sophisticated programming tools. Relatively few have begun to build analytical algorithms for the study of human genetic variation, which is our aim. The application of DNA to everyday life is even further behind at present. At this time DNA analysis is currently only performed by genetic testing facilities for very simple diseases or problems, which we already mentioned constitute less than 1% of those that humans experience, because they are easy and do not require smart genomics approaches. In other words, from development to application takes several years.

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DNA  analysis  is also  performed  by  scientific  specialists  in the  field of forensics and paternity. This is called STR analysis. STR analysis is based on a much less sensitive and more primitive approach to reading DNA. The STR approach "sequences" only 13 regions of a persons DNA, and this DNA is so-called "junk" DNA because it resides between that DNA which comprises a persons "genes". Since genes make the body parts of a human, only gene sequences can be used to say anything about a humans physical and psychological characteristics. Thus, STR data is useful only for individual identification, and except in rare cases of genetic linkage, cannot be used for predictive or medical functions. This limitation of STR data is why some big pharmaceutical companies are spending so much money to develop SNP databases for disease diagnosis and drug reactivity prediction. Analytical projects are down the road for them, if they can find the rare mathematicians that are needed. By the time they reach this point, we will have already produced a world-class product and licensure will be a more economical alternative - just as it currently is for the hardware used for this purpose. In other words, first to develop wins because of the cost of re-inventing the wheel and most of these companies are currently pre-occupied with simple analytical tools for new drugs they are pushing through their pipelines.

Our Company's basis for entry into this area is proprietary chemistry combined with a mathematical approach.

We are one of a few companies in the world using mathematics to address the difficult task of building complex genetic analysis tools. The other 3 companies (Genomica, Corp., Rosetta Inpharmatics, PPGx) are currently working on database tools for genomic data management, not analytical tools for drawing genetic associations. The fact that neither Sequenom nor Orchid, the purveyors of the only two high-throughput genotyping hardware platforms on the market, have a coordinated effort in the analytical space for this industry speaks to how difficult it is to find the talent for this endeavor.

We are one of the first companies to offer STR services to the general public. This was accomplished by the patenting of a proprietary enzyme reagent called TruSeq(tm) that enables mass-scale DNA analysis for a fraction of the cost. In so doing, DNAPrint genomics was able to offer DNA services at an economical price for the first time. Since our patent pending reagent is compatible with SNP applications, or any application that uses thermostable enzymes, it confers to us a distinct economic advantage over any competition in the field (which is still largely unformed due to the novelty of the technology). We are developing unique analytical tools to process genomic data, and we hope to be able to build genomic data matricies more economically than any one else.

REVENUE ACTIVITIES

The platform technology we develop will be comprised of proprietary SNP databases for certain important genes and genetic pathways, proprietary neural net algorithms that can mine complex genetic information from huge genetic data sets and the genetic "solutions" that arise from the application of the latter to the former. The platform technology- which we call the PHENOME(tm) system, will enable the generation of diagnostic/prognostic systems which can be applied to virtually any human phenotype or disease. We hope to generate revenues and profits from three main application areas for our informatics platform:

a)       personalized drug prescription
b)       the identification of disease determinants
c)       forensic science

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We hope to generate revenues through the:

1) License of our informatics platform, patented and extensive SNP location databases and population genotype databases (the "solutions") derived from analyzing the latter with the former for important human genes involved in human drug response and disease susceptibility (a license model). Each drug that we discover a "solution" for represents a sort of new diagnostic product, with economic potential rivaling a traditional diagnostic product. It enables us to skip from "problem" to "problem" and build an entire portfolio of valuable "solutions".

2) License and use of heuristic, artificial intelligence software applications capable of mining complex human genotype information from genetic SNP arrays for the purpose of pharmaceutical target identification (another license model). This may generate revenue from the discoveries that the system enables.

3) Service fees for production and storage of SNP data for third parties using the proprietary platform that we develop (a service model).

4)   Licensing  and  use of our  patent  pending  DNA  analysis  products  (i.e.
     TruSeq(tm))  and  platform  tools  to   pharmaceutical   and  biotechnology
     partners.

Other minor sources of revenue:

5) Sale of DNA specimen collection kits used to provide the material to construct each profile.

6) Through internet-based DNA sequencing and STR analysis services offered to the public. These services rely on internet capable RDMS systems, are unique to the industry, and will provide positive cash flow during our investment period required to ramp up this business plan. This service is already being phased out so that we can focus on personalized medicine.

DIRECTIONS AND CONSIDERATIONS

Our goals are, in order, to:

1) Develop complex SNP databases for the discovery of predictive SNP arrays for multi-genic traits.

2) Build our informatics platform, work already in progress using artificial data sets.

3) Discover the genetic "solutions" for selected economically important drug "problems".

4)   Extend  this  process  to  find   "solutions"  to  selected  disease  trait
     "problems", such as sporadic breast cancer, a relatively common disease with high heritibility.

5) Enable personalized medicine from the patient side of the equation by licensing and/or using our system for SNP analysis via a direct-to-patient model.

6) Enable new disease trait discovery by licensing the informatics system and disease "solutions" we generate to pharmaceutical companies for new drug development.

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

It is important to point out that a successful "solution" does not need to solve the entire problem. Although we will strive to generate "solutions" that offer 100% power of prediction, if a "solution" offers a prediction power of 80%, (in other words, explains 80% of the variation in the population), it is easily cost effect from a statistical standpoint and could have real economic impact because they are preventative tools, not simply tools of detection an already manifest problem.

In order to do these six things, there are several issues to be addressed:

1.   the feasibility of the empirical approach.

     True multi-genic trait analysis has never been performed for most traits in humans. The determinants for most multi-genic phenotypes or traits is unknown, mostly because of the complexities of genetic pathways involved and the here-to-fore lack of genomic information, genomic hardware and analytical software. For example, hepatocellular cytotoxcicity for Lipitor may be caused by a pattern of variation for overlapping clusters of SNPs within the CYP2A, NAD2 and CYP1A genes that follows a multinomial distribution. Population studies necessary to reveal this kind of
     "solution" have not been possible up until now. Empirical study of intelligently selected SNPs for these genes means "guessing" which genes contain SNPs that are useful for solving the problem. This is where biological expertise comes into play. In the future, when the price per genome comes down (and it will), systematic study of markers distributed throughout the human genome will be possible, but for now, intelligent or "educated" guesses are necessary when building databases. Fortunately, many of the genes that might participate in certain traits such as drug response or cancer are reasonably predicted. Over 40 years of basic research has taught us a great deal about the biological basis for certain cellular processes, and the goal of genomics research is to prove, or demonstrate which of the hundreds of candidate genes actually play a role, and through which mutations or SNPs.

2.   our ability to develop new software tools.

     This is perhaps the most challenging aspect of our business plan. One of our founders, Myung Ho Kim, is a seasoned mathematician and software developer. Another, Kondragunta Venkateswarlu, is an accomplished biostatistician and programmer. The third is a proven molecular biologist and the fourth an experienced database manager. The first three are Ph.D. level scientists, and uniquely qualified for the project. Several members of our board of directors have valuable and rare expertise with this heuristic logic development. We have already made inroads into estimating complicated genetic parameters using maximum liklihood methods, and our people have a proven track record for innovation in the field of complex pattern discovery in voice recognition, signal processing and genetics.

3.   public perception of DNA.

     The president has recently enacted legislation to safeguard the privacy and accessibility of genetic information. Since SNP analysis yields qualitative information, the public concern will be especially acute in this area. Nevertheless, this issue is one of public education and effective marketing, for SNP analysis is just like any technology - it can be misused. We intend to allay public perception problems by focusing on the fact that our databases will enhance the quality of everyday life for the average person. We will focus on the benefits of personalized medicine of safeguarding individual health. One thing is certain - medicine of the future will use genomic technology. This is simply not debatable. Therefore, fear of DNA is something the public will simply have to "get over" if that public wants to eliminate debilitating drug side effects and cure diseases like cancer. For the marketing of each of our genetic "solutions", we will rely on professional public relations and marketing consultants to help us shape our public image. Licensure of our products to more established companies in the SNP arena, such as Sequenom Inc., or Orchid Biosciences, or large diagnostic laboratories such as LabCorp, may be helpful in this area because of their public relations and marketing machinery. We will be sure to communicate that SNP data we use will be stored without cross-reference to identity, and using a key system, in which access is highly restricted. Names will never be coupled with data, and names are not even asked for from our suppliers.

4. How will we acquire our test materials to build our databases and develop our algorithms? We have addressed this problem with agreements with several local diagnostic clinics/labs which serve the medical community of South Florida. Affiliations with cancer centers are currently being negotiated.

5. How would we process tests for public customers if we choose to operate via a service model? Blood draws can be cumbersome and frightful for people. When we collect specimens ourselves, we will obtain a specimen from saliva and deposit it on a special preservative (FTA(tm)) card. (Tiny cheek cells with DNA naturally populate human saliva). This is part of our DNAPRINT(tm) specimen collection kit (see below). The application will cover an area about the size of a 384 well microtiter dish and will be adequate for several hundred samplings or "punches". An automated punch machine can be used to deposit punches into a 96-well or 384-well format, compatible with our high-throughput and semi-automated genotyping routine.

NEED FOR ADDITIONAL FUNDING

Specifically, we will be seeking funding to accomplish the following:

1) convert our STR/DNA testing facility into a high-throughput SNP profiling facility for the creation of proprietary predictive SNP databases, proprietary neural net algorithms to mine complex phenotype-genotype data and proprietary information management tools and systems. Later, we hope to become the worlds first, or licensor to the worlds first, public service SNP profiling laboratory with a legitimate scientific foundation. This will require the purchase of commercially available high-throughput genotyping hardware which sells for approximately $500,000, and consumables which will cost another $250,000.

2) Develop software tools and applications to enable us to deposit our SNP data and its accompanying personal questionnaire data into a relational database system. This will cost about $100,000 in consultation salary, in-house effort and equipment.

3) Develop software tools called "classification tools" to enable the matching of SNP profiles with our "solutions" over an inter/internet. This will cost about $120,000 in consultation salary and equipment, excluding partnering costs associated with obtaining access to these databases.

4) Build a more complex and responsive client-server network. This will cost about $150,000 in hardware, software and labor.

5) Advertise and present our unique service to the world through the actual production of "solutions" and the placement of beta systems. This will require about $500,000 in meeting presentation/exhibitor fees, advertising fees and R and D over the course of two years.

6) Employ three more scientific staff (a bioinformaticist/biostatistician, a software engineer and a laboratory technician) for a period of two years. At $160,000 per year for two staff, including benefits, this amounts to $320,000.

7) Provide two years worth of salary for the two scientific and one administrative staff already employed. This will require $242,000 per year and $484,000 for two years.

8) Mass-produce our home DNA collection kits for distribution to subjects. This will require $30,000 for each 5,000 produced and will be accomplished through partnership with Life Technologies Inc. of Rockville, MD.

9) Develop a more sophisticated e-commerce presence on the internet. We will use this presence to process our own work, as well as to provide trials for future customers. This will require licensing professional e-commerce software, building a better web site and integrating our information management system with the site. The contractors for this endeavor, Gecko Media of Tampa, Florida have already been identified.

TOTAL REQUIREMENTS:

We are seeking a total of $2,379,000 for an equity investment in our company. This would fund the execution of this business plan for two years.

OPERATIONS BUDGET
                July      August    Sept.     Oct.      Nov.      Dec.      Jan.      Feb.      March     April     May       June
------------------------------------------------------------------------------------------------------------------------------------
Salaries        19,416    19,416    26,082    26,082    26,082    26,082    26,082    26,082    26,082    26,082    26,082    26,082

Benefits &
Payroll Taxes    2,753     2,753     3,686     3,686     3,686     3,686     3,686     3,686     3,686     3,686     3,686     3,686

Consultant
 Fees           11,480    11,330     8,595     1,745     1,595     1,745     1,595     1,745     1,595     1,745       595       745

Collaborations   2,295       300       300       300       300       300       300       300       300       300       300       300

Services         2,530     2,530       330       330       330    24,730    14,730     4,730     4,730     4,730     4,730     4,730

Advertising      3,450     3,450     3,450     2,700     2,700     2,700     2,700     2,700     2,700     2,700     2,700     2,700

Equipment       37,057    25,857    25,257    24,507    24,507    25,707    24,507    26,007    26,757    26,007    26,007    26,757

Lease            1,000     1,000     1,000     1,000     1,450     1,450     1,450     1,450     1,450     1,450     1,450     1,450

Power              300       500       500       500       500       500       500       500       500       500       500       500

Disposal           350       350       350       350       350       350       350       350       350       350       350       350

Consumables     27,900     2,450     2,450     2,700     2,700     2,800     2,700     2,700     2,800     2,700     2,700     2,800

Miscellaneous    4,450     2,450     2,100         0     2,000         0     2,000         0     2,000     1,000     2,200     2,200
------------------------------------------------------------------------------------------------------------------------------------
SubTotal       219,762   140,372   144,150   125,950   128,100   177,500   153,900   135,200   138,600   136,200   135,100   137,100
5% Buffer        5,627     3,597     3,700     3,195     3,310     4,502     4,030     3,512     3,648     3,562     3,565     3,615
------------------------------------------------------------------------------------------------------------------------------------
TOTAL          225,389   143,969   147,850   129,145   131,410   182,002   157,930   138,712   142,248   139,762   138,665   140,715


TRADEMARKS

The company owns the url address DNAPrint genomics, the trademarks DNAPrint(tm), TruSeq(tm), SnipScan(tm) and TruSpin(tm). The company has patented the TruSeq(tm), SnipScan(tm) and TruSpin(tm) products and applied for the trademarks SnipDoc(tm), DNACorporate(tm), DNAGenealogy(tm) and DNADating(tm).

The company began with the discovery and  development of the truline of products
- TruSeq(tm), SnipScan(tm) and TruSpin(tm). This product enables cost-effective high-throughput DNA testing for the first time. As such, it brings DNA analysis into the economic reach of the common person. Dr. Tony Frudakis developed this product and filed the patent application for these products which serve as the foundation for our start-up company.

CURRENT INVENTORY OF PROPRIETARY PRODUCTS

1. TRUSEQ(tm).This patent-pending product was developed at GAFF biologic (the Company's predecessor). It is a molecular biology reagent that is added to thermocycle enzyme reactions which form the basis for automated DNA cycle sequencing reactions, STR profiling reactions and SNP profiling extension reactions. The product enables a scientist to dilute expensive analytical reagents used during these processes and perform their reactions in a much more economical manner. For example, a DNA researcher currently adds 8 microliters of BigDye Terminator (BDT) Sequencing Mix (containing DNA sequencing enzyme) to each sequencing reaction, which costs $8 per reaction (each BDT kit costs $800 and is good for 100 reactions). If the researcher attempts to use less, the quality of the DNA sequencing results are generally unacceptable (low peak height, short read length or no read at all). However, TruSeq(tm) allows kit reagent dilution by stabilizing the main ingredient of the BDT Sequencing Mix (AmpliTaq DNA Polymerase FS's) in the reaction tube. The sequencer can dilute the bdt sequencing mix 0.5/ 4.4 in TruSeq(tm), and get the same results as if they used undiluted BDT Sequencing Mix. In essence, the DNA sequencer can add one half a microliter of sequencing chemicals to the reaction instead of 8 microliters, saving $7.50 per reaction. Extensive study at our laboratory show that the sequencing results obtained by using TruSeq(tm) are indistinguishable from the undiluted and more expensive reaction set up in every way. A specific cycling protocol is required for use of TruSeq(tm). The product has been independently validated by scientists at Life Technologies of Rockville MD, a company currently negotiating with the Company for the worldwide marketing and distribution rights to the product for non-STR and non-SNP applications. Market research has revealed a 10% market share in the DNA sequencing community would translate into over 2 million dollars of net profit for the company. The product is a purple liquid, encapsulated in a sterile sample vial. It is packaged in a moisture proof bag and sold in aliquots good for 100 reactions per vial. The offering price will be $100 per vial, and each vial will cost the company 5 cents each to produce. The company has applied for the trademark designation and the patent process for this discovery is ongoing.

2. SNIPScan(tm) - is a patent-pending variation of TruSeq(tm) that is optimized for application to DNA testing (STR and SNP profiling). DNA testing is accomplished using the same enzyme and basic reagents as DNA sequencing, but a different amplification strategy (geometric vs. linear) and primers. DNA testing is more expensive than DNA sequencing, and as DNA testing increases in the future, this product has even more potential than TruSeq(tm).

3. TRUSpin(tm) - a patent-pending, multi-well, reusable spin column tool by which to purify DNA sequencing reactions and DNA profiles. TruSpin(tm) eliminates the primer and unincorporated nucleotide peaks which commonly disrupt data analysis during DNA sequencing or STR profiling. Current tools available on the market use disposable plastic parts and resin bed heights that are unsuitable for efficient DNA purification. The TruSpin(tm) product enable superior purification in a reusable format through patent-pending design parameters and protocol development. This product will be used to reduce the overhead costs associated with producing an SNP profile. It will also be licensed out for use in non-SNP and non-STR applications to bring annual revenues to the company.

4. FEMS. The company has developed a Front-End Management System (FEMS) software product to manage the workflow of DNA through automated DNA analysis equipment. The work load going into this equipment (front-end to the machine) is a rate-limiting step for high-throughput operation. Before the development of FEMS, many hours were wasted by DNA technicians as they program the equipment for operation. Our software automates this tedious process. FEMS enables the auto-generation of DNA template identification numbers, establishes a DNA template physical archive system, creates a database for the archival of template annotation data, enables bar-code retrieval of DNA from an archive database, and enables the automated loading of DNA template annotation into the operating software of DNA sequencing and DNA profiling machines. It will be easily adaptable to the MassArray or GBA SNP genotyping systems. These tasks are critical to managing the tremendous amount of data that is inherent to DNA work.

5. Home DNA specimen Collection Kit. We manufacture, through a license agreement with Life Technologies of Rockville MD, a home DNA specimen collection kit called the DNAPrint(tm) kit. The kit enables the collection of DNA for indefinite storage. A foam tipped swab is used to rub the inside of the subjects cheek, and the DNA collected on the swab (from tiny cells on the surface of the cheek) is then deposited by contact to a preservative card. The card is sealed in a tamper resistant pouch with a desiccant pack and can be stored in a filing cabinet or safe indefinitely. The product is attractive to parents of children who wish to be able to identify their child at a later date through forensic DNA testing (i.e. run-away or kidnapping victim - a replacement for the outdated and ineffective infant footprint). Others are interested in establishing an archive of their DNA for estate planning purposes (to refute illegitimate claims of relation and will challenging after death without exhumation) or are interested in establishing a DNA archive for insurance purposes (for positive post-mortem identification for the life insured after traumatic accident to replace dental records). We sell these kits for $19.95 each, and each costs $5.00 to produce.

6. Phenome(tm) Snip database. We have mined SNP data from publicly available human genome data and our own private experiments. Our work here has focused on expounding on the complexity of genetic variation within certain key genes across entire populations as opposed to cataloguing variance for virtually all genes (including unimportant and unconserved genes) of a few people. (In case you are wondering, expounding on variation within all genes across entire populations is economically infeasible). Our Phenome database is focused on the genes that decades of literature have shown are important for those traits of most viable economical status (such as drug metabolism or developmental relevance for cancer predisposition). The database is stratified for over 30 qualitative and quantitative phenotypic variables to enable us to design intelligent SNP arrays well-suited for the particular questions we are asking. Only two other companies possess a database like ours, but neither is searchable like ours.

ANCILLARY REVENUE SOURCES:

The company has performed services on a fee per use basis to fund basic company operations during the generation of the DNAPrint genomics business plan. The services are commonly used by academic and private laboratories for genetic research and forensic science. This outline is given so that a basic understanding of the current company can be had - we do not intend to continue operating these services if our business plan is executed and their elimination will be in the form of a ramp-down over the first year of operation.

CURRENT SERVICES OFFERED BY THE COMPANY

1. DNA sequencing. During the course of basic laboratory research in the biological sciences, researchers frequently determine the sequence of DNA, called "DNA sequencing". The machinery that enables this process is very expensive. For labs that do not sequence a great deal, it is economically impractical to buy and maintain these machines. To these labs, we offer an out-sourcing solution. What separates our service from others is the fact that we deposit our data into an internet capable relational database management system. In short, our system is a complete system used to collect  sequencing  requests though a web-based  interface.  The system is used to build request "sample sheets" for sequencing and organize chromatogram files by customer, project and library. Our customers will use the system, through web-pages, to make their orders and retrieve their data. All chromatogram files are processed through the phred basecalling algorithm to give reads and quality values. The resulting reads are then compared to a set of vector sequences (UniVec from NCBI) and the E. coli genome. Customers can retrieve chromatogram files and sequences and the sequences can be retrieved as quality trimmed or vector masked. E. coli sequences can be excluded. We use the Finch-Server to create sample sheets from requests, monitor data quality and throughput and track orders for billing. The result of this is that the can access, store and manipulate their data from remote locations. In the future, we will enable the use proprietary and state-of-the-art bioinformatics tools on a fee for service basis, and implement a system by which customers can store BLAST submission chronology data in our server. Links are provided to download PE Applied Biosystems Sequence Analysis software for electropherogram viewing. Text files constitute a separate file for each order. We are sequencing about 200 templates per month at the current time.

2. Forensic DNA testing (forensic DNA "fingerprinting"). DNA testing is commonly used by law enforcement to match suspects with microscopic evidence such as blood stains or other body fluids left at crime scenes. Several states are building DNA fingerprint databases for convicted felons. However, many of the organizations who want to conduct these analyses have short term budgets that do not allow great capital and labor expenditure. For them, a DNA testing out-source facility is an attractive option to meet their near-term goals.

MARKET ANALYSIS

There are clearly defined needs in the DNA testing community, including:

1. Genome informatics tools that enable multi-genic trait analysis through SNP profiling.
2. Front-end and back-end software tools for high-throughput SNP profile analysis and data manipulation.
3.   Economical SNP profile service providers.
4. High-throughput genotyping facilities are starting to pop up all over the company. LabCorp has recently invested in a system, and GeneScreen - a well known DNA laboratory - was recently acquired by Orchid Biosciences. As personalized medicine ramps up, this kind of activity will intensify.
5. 15-20 high-throughput genotyping machines have been placed in the pharmaceutical industry as of early this year. Lower cost machines are in development and promise to occupy space in the clinic in the near future. These machines need analytical "operating systems" such as that we are producing.

TRUSEQ(tm) AND TRUSPIN(tm) LICENSE AGREEMENTS:

- 1 tube TruSeq(tm) - good for 100 DNA sequencing reactions- company nets $100 profit for each sold since production cost is only a nickel per tube.
- 10% of the market = 1,600 customers per month = $160,000 per month in TruSeq(tm) sales = $2M per year in net margin.

The target market for DNAPrint genomics has been studied and ranked according to potential.

COMPETITORS. There are only a handful of commercial DNA testing laboratories in the world. SNP profiling is practiced by a handful of pharmaceutical companies to accelerate gene discover and product evaluation. To our knowledge, there are no other companies whose goals resemble those which we have outlined here.

The SNP consortium is "a collaborative effort to create a public database of gene markers that will enhance understanding of the biological basis for disease." Rather than representing a competitor, this consortium will provide us with the necessary SNP data upon which to build our experiments. From a recent press release, "The Consortium intends to identify a minimum of 300,000 and map at least 150,000 SNPs by April 2001. As SNPs are mapped, they will be placed in the public domain, providing biomedical researchers worldwide with free and unrestricted access. Since November, the Consortium has deposited approximately 7,200 newly identified and characterized SNPs into public databases accessible via the Internet".

The Consortium's members include the Wellcome Trust; 10 pharmaceutical companies including AstraZeneca PLC, Aventis Pharma, Bayer AG, Bristol-Myers Squibb Company, F. Hoffman-La Roche, Glaxo Wellcome PLC, Novartis, Pfizer Inc, Searle, and SmithKline Beecham PLC; Motorola, Inc.; and IBM. Academic centers including the Whitehead Institute for Biomedical Research, Washington University School of Medicine in St. Louis, the Wellcome Trust's Sanger Centre, Stanford Human Genome Center, and Cold Spring Harbor Laboratory, are involved in SNP identification and analysis. The data they produce is mandated by law to be freely accessible to scientists all over the world.

About ten pharmaceutical companies are engaged in the pharmacogenomic field (the study of genetic variation through SNP analysis). None are devoted to complex trait determination through SNP profiling and all are focused on single gene disorders and phenotypes. Examples include Curagen and Type II diabetes, Millinium and artherosclerosis and heart disease, Warner-lambert, GenSet and Parke Davis as well as Glaxo Wellcome for drug interactivity.

Rosetta Inpharmatics develops informatics solutions like us, however they are focused on gene expression data rather than genetype data. By definition, only the latter can be applied to personalized medicine. PPGx is a pharmacogenomics company that is developing software tools, but discussions I have had with their scientists have revealed that they have not yet begun to develop complex genetic analysis tools and do not have the mathematical horse power to get this job done currently. Celera genomics is entering the field of human genetic variation, but does not have a coordinated effort within the complex genetic sector. Like most companies, they focus on easy problems almost exclusively. Genomica of Boulder Colorado is entering the field of complex genetic analysis but intends to produce a product aimed at academic laboratories for basic R and D, rather than the personalized medicine market like us. Orchid and Sequenom, the two providers of genotyping hardware machinery, do not have coordinated efforts in complex genetics.

Most other current DNA testing facilities focus on paternity determination using the STR technique. These are LabCorp, the market leader, IdentiGene Corp., ReliaGene Corp., LifeCodes Corp., GeneLex Corp., GeneScreen Corp. the Bode Technology Group and DNA Identification Services. None of these companies target their services for other than the paternity market and none could be considered an e-business. Only one uses the FTA DNA preservative card manufactured by Life Technologies Inc. Non-commercial leaders in the field of DNA testing include the Armed Forces DNA Identification Laboratory (AFDIL), The FBI Laboratory and the Lawrence Livermore National Laboratory. These labs do not accept private orders.

MARKETING PLAN

Our marketing needs will be handled by a professional marketing firm.

Our DNAPrint(tm) forensic tools that we develop will be introduced to the medical community through presentation and solicitation at human genetics and medical conferences, as well as strategic personal contact with leaders in the field of genetic testing. SnipDoc(tm)- advertising for our public services will be handled by a professional marketing firm. Concepts such as DNACorporate(tm) explained below, would appeal to small pharmaceutical companies who do not wish to set up their own complex genotyping system through direct mail and word of mouth.

Partnering Intellectual properties - select intellectual properties that we develop (such as SNP databases, parts of our informatics system and software) will be partnered with leading pharmaceutical and biotech companies around the world in such a way as to not to negatively impact our business model. Rather, these partnerships will likely enable us to generate profit from our work in a highly efficient manner. Our goal is to focus on discovery and development, and let others who are better market our products for us. In this way we can more quickly establish a footprint in the industry and reward near-term as well as long-term investors.

MARKETING STRATEGY

     An aggressive marketing and sales campaign will be launched in 2001. It will be managed by our marketing consultant and consist of, but not be limited to:

- A sales force, with a regional and national sales director coordinating the efforts and direction of the team.
- A marketing and PR director who plans, devises and implements a national marketing campaign, targeting diagnostic clinics, hospitals, HMOs and other medical insurance providers. Advertising will be performed on television, radio, in medical journals, at medical meetings and conferences, directly to health care providers and insurers, hospitals, health care organizations, pharmaceutical/biotech companies.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

Directors from DNAPrint genomics now form the Board after the Merger of companies. Scott A. Deitler and Wesley F. Whiting have resigned as President and Secretary/Treasurer, respectively. The business experience of the Directors and Officers is disclosed herein.

CARL L. SMITH, President and Director, is 58 years of age. Mr. Smith is an entrepreneur in venture capital marketing, sales and business development. Mr. Smith has served as the CEO of DNAPrint genomics, Inc. f/k/a Catalyst Communications, Inc. from 1994 to the present and has served on the board of directors of Diversified Resources Group, Inc. from 1994 to 1996 and from April 1999 to the present. Mr. Smith has served as a director of GRG, Inc. from September 1998 to October 2000, and also serves on the Board of Directors of Penn-Akron Corporation from June 2000 to the present. Mr. Smith has also been chairman of Tampa Bay Financial, Inc. from 1994 to the present, a Florida based consulting company and became President of American Communications Enterprises in October 2000. Catalyst Communications, Inc. filed a Chapter 11 Bankruptcy in 1998 for which a Plan was confirmed in 1999.

MATTHEW A. VEAL, Chief Financial Officer, Secretary and Director is 41 years old. Mr. Veal, a CPA, is currently CFO for the following entities (including DNAPrint genomics, Inc.): Tampa Bay Financial, Inc. (since 1995), Diversified Resources Group, Inc. (since 1999), Global Resources Group, Inc. (since 1998), and American Communications Enterprises, Inc. (since 2000). Diversified Resources Group, Inc. filed Bankruptcy, Chapter 11, in 1997, the Plan was confirmed in 1998 and it was closed in 1999. From 1997 to 1998 he was Chief Accounting Officer for Kosmas Group International. From 1995 to 1997 he was CFO for Catalyst and from 1994 to 1995 he was CFO for ComCentral Corp. Mr. Veal served on the Board of Directors of ComCentral through 1995 and Data 1, Inc. and American Communications Enterprises, Inc. Mr. Veal is a graduate of the University of Florida School of Accounting. Catalyst Communications, Inc. filed a Chapter 11 Bankruptcy in 1998 for which a Plan was confirmed in 1999.

DR. TONY FRUDAKIS, Chief Scientific Officer, received his doctorate degree in molecular and cell biology from the University of California Berkeley in 1992. He has 11 total years of experience as a molecular biologist. Since September 1998, Dr. Frudakis worked to develop and manage high-throughput DNA analysis products, services and genotyping systems for application which form the basis of the DNAPrint genomics business plan. Dr. Frudakis has worked on implementing the FEMS software application to handle the companies high-throughput electrophoresis needs, developed automated routines and managed laboratory accreditation and promotion. He has developed several new molecular biology products developing TruSeq(tm) into an off-the-shelf product. From 1995 to 1999, Dr. Frudakis served as a scientist at Corixa Corporation in Seattle, WA where he managed and executed high-throughput gene discovery programs. At Corixa, Dr. Frudakis directed a differential display and subtractive library based program of genetic discovery for genes that are over-expressed in various cancers, resulting in a patent application for over 350 unique genes. For this work, Dr. Frudakis used gene chip technology (Synteni). During the course of the last 5 1/2 years, Dr. Frudakis has worked in the development and management of high-throughput gene discovery routines based on DNA sequencing. Dr. Frudakis' work has resulted in the authorship of several patents for over 350 different novel expressed sequence tags (EST's) and 12 full-length sequences which will be used by Corixa to develop novel Cancer Vaccines. Dr. Frudakis is also a co-inventor of patents associated with the DNA sequencing reagents and the software product described here.

GEORGE FRUDAKIS, Vice President of Business Operations, started a multi-component company called GAFF group in 1998. During his life's work as a self-employed entrepreneur, he made the initial seed investment for the DNAPrint genomics business plan.

O. HOWARD DAVIDSMEYER, Director, is 76 years old. Mr. Davidsmeyer has been the chairman of Diversified Resources Group, Inc., formerly known as Data 1, Inc., from 1994 to 1996 and again from 1997 to present. He also served as CEO from 1994 to 1995 and again June 1999 to present. He has also served as chairman of DNAPrint genomics, Inc. f/k/a Catalyst Communications, Inc. from 1994 to present. Mr. Davidsmeyer's career extends many years and includes a variety of business and civic accomplishments. Catalyst Communications, Inc. filed a Chapter 11 Bankruptcy in 1998 for which a Plan was confirmed in 1999.

MYUNG HO KIM, PH.D. MATHEMATICS. Myung obtained his Ph.D. from the University of Michigan. Myung has scores of publications in mathematical texts and journals as well as previous professorships and fellowships. His job function is generating and adapting mathematical ideas into computer code for pattern recognition and other types of sophisticated analysis. He has built information retrieval systems for a variety of applications.

VENKATESWARLU KONDRAGUNTA, PH.D. STATISTICS. He worked in the laboratory of genetic statistician Dr. Ranajit Chakaroborty, at the University of Texas from 1998 to August 2000. Venkateswarlu specializes in the application of population statistics and mathematical expression to high-density datasets such as those that we will be building. He attended the University of Madras, India.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements -
        1-17                   FYE December 31, 1999 of DNAPrint genomics, Inc.
                                   (audited)

        F-1-F-18               Consolidated Financial Statements as
                               of September 30, 2000 for DNAPrint genomics, Inc.
                                   (unaudited)

        PF-1-PF-7              ProForma Financial Statements as of
                                   September 30, 2000 (unaudited)

        F-1-F-8                Financial Statements of S.D.E. Holdings 1 Inc.
                               for the seven months ended September 30, 2000
                                   (audited)

          Exhibits -           10.1 Plan of Merger
                               10.2 Articles of Merger
                               10.3 Articles of Amendment to Articles of Inc.
                               10.4 Supply & License Agreement
                               10.5 Agreement & Plan of Exchange between
                                    Catalyst Communications, Inc. and
                                    DNAPrint genomics, Inc. & Shareholders

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 3, 2000                           DNAPrint genomics, Inc.


                                                  By:/s/Carl L. Smith
                                                  ---------------------------
                                                  President

                             DNAPRINT GENOMICS INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)

                          (A development stage company)

                        Consolidated Financial Statements

                                December 31, 1999

                                    CONTENTS

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . 3

Consolidated  Balance  Sheet . . . . . . . . . . . . . . . . . . . . . . . . . 4

Consolidated  Statements  of  Operations . . . . . . . . . . . . . . . . . . . 6

Consolidated  Statements of  Stockholders'  Equity . . . . . . . . . . . . . . 7

Consolidated  Statements  of Cash  Flows . . . . . . . . . . . . . . . . . . . 8

Notes to the Consolidated  Financial  Statements . . . . . . . . . . . . . 11-17

                     HOWARD R. WOMELDORPH, JR. C.P.A., P.A.
                           CERTIFIED PUBLIC ACCOUNTANT

        7648 Lockwood Ridge Road, Sarasota, Florida 34243 (941) 351-3561


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of DNAPrint genomics, Inc.
(Formerly Catalyst Communications, Inc & Subsidiaries)
(A development stage company)
Sarasota, Florida

         I have audited the accompanying consolidated balance sheet of DNAPrint genomics, Inc. (formerly Catalyst Communications, Inc & Subsidiaries) as of December 31, 1999 and the related consolidated statements of operation, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         I conducted my audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DNAPrint genomics, Inc. (formerly Catalyst Communications, Inc. & Subsidiaries) as of December 31, 1999 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's recurring losses from operations and net accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Howard R. Womeldorph, Jr.
September 12, 2000

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                           Consolidated Balance Sheet
                          (A development stage company)



                                     ASSETS

                                                                 December 31,
                                                                    1999
                                                                 ------------

CURRENT ASSETS

Cash on hand & in bank                                               14,931
                                                                 ------------
           Total Current Assets                                      14,931


PROPERTY AND EQUIPMENT

      Furniture and equipment                                        11,362
                                                                 ------------


      Less accumulated depreciation                                  (9,000)
                                                                 ------------
           Total Property and Equipment                               2,362

      Other Assets

      Investment in GRG, Inc. - Available for sale                  222,443

           Total Other Assets                                       222,443
                                                                 ------------
           TOTAL ASSETS                                      $      239,736
                                                                 ============


The accompanying notes are an integral part of these consolidated financial statements.

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                           Consolidated Balance Sheet
                          (A development stage company)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    December 31,
                                                                          1999
                                                                 ---------------
CURRENT LIABILITIES

      Accounts payable                                                   10,289
      Accounts payable - liabilities subject to compromise              190,835
                                                                 ---------------

           Total Current Liabilities                                    201,124
                                                                 ---------------


           Total Liabilities                                            201,124
                                                                 ---------------

STOCKHOLDERS' EQUITY
      Preferred stock: authorized 10,000,00 shares;
      $ .01 par value; 0 shares issued and outstanding
      Common stock: authorized 500,000,000 shares; $0.01 par
      value; 154,400,986 shares issued and outstanding                1,544,009
      Additional paid-in capital                                      6,664,861
      Accumulated other comprehensive income                            222,443
      Accumulated earnings prior to development stage                (7,442,370)
      Development stage accumulated deficit from December 10, 1998
      through December 31, 1999                                        (950,331)
                                                                 ---------------
           Total Stockholders' Equity                                    38,612
                                                                 ---------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $     239,736
                                                                 ===============


The accompanying notes are an integral part of these consolidated financial statements.



                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                      Consolidated Statement of Operations
                          (A development stage company)


                                                                                                                 From
                                                                                                          Inception of the
                                                                                                              Development
                                                               For the Years                                   stage on
                                                            Ended December 31,                             December 10, 1998
                                                                                                                through
                                                     1999                     1998                         December 31, 1999
                                                  -----------------------------------------              --------------------
SALES                                      $           46,512         $        192,971                    $         38,762

COST OF SALES                                                                  213,911                              89,718
                                                  -----------------------------------------              --------------------
GROSS PROFIT                                           46,512                  (20,940)                            (50,956)

OPERATING EXPENSES

         General and administrative
         Expense                                   20,117,912               20,958,318                             554,079
         Depreciation                                                            3,000                               3,000
         Bad debt expense                               8,152                                                        8,152
                                                  -----------------------------------------              --------------------
         Total Operating Expenses                  20,126,064               20,961,318                             565,231
                                                  -----------------------------------------              --------------------
OTHER INCOME (EXPENSE)

         Gain on sale of assets                         3,090                    9,344                               3,090
         Interest expense                                                     (337,234)                           (337,234)
                                                  -----------------------------------------              --------------------
         Total Other Income (Expense)                   3,090                 (327,890)                           (334,144)
                                                  -----------------------------------------              --------------------
NET INCOME (LOSS)                             $   (20,076,462)            $(21,310,148)                  $        (950,331)
                                                  =========================================              ====================
NET INCOME (LOSS) PER SHARE                   $          (.65)            $      (1.46)
                                                  =========================================
WEIGHTED AVERAGE NUMBER
         OF SHARES                                 30,933,002               14,616,358
                                                  =========================================


The accompanying notes are an integral part of these consolidated financial statements.

                                        6


                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                (Consolidated Statements of Stockholder's Equity
                          (A development stage company)
                                                                                                               Accumulated
                                                                                   Additional                     Other
                                        Common stock        Preferred stock        Paid-in       Accumulated   Comprehensive
                                    Shares      Amount   Shares       Amount       Capital         Deficit       Income        Total
                              ------------------------------------------------------------------------------------------------------

Balance, December 31, 1997        29,400,986   $ 294,009    -      $    -       $4,375,797    $(30,013,434)  $    -    $(25,343,628)
                              ------------------------------------------------------------------------------------------------------
Donated Capital from
Tampa Bay Financial, Inc.                                                          601,584                                  601,584

GRG, Inc. Stock acquired
in sale of Teleprizes TM
Division                                                                                          (348,467)                (348,467)

Unrealized gains on
securities, net of
reclassification adjustment                                                                                   222,443       222,443

Net Income for the year
ended December 31, 1998                                                                         (21,310,148)            (21,310,148)
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 1998        29,400,986  $  294,009    -      $    -       $4,977,381     $(51,672,049) $222,443  $(46,178,216)
                              ------------------------------------------------------------------------------------------------------
Common Stock issued for reorg/
court order at $0.02 per share   125,000,000   1,250,000                         1,687,480                                2,937,480

Adjustment due to subsidiaries
Liquidation in bankruptcy                                                                         63,355,810             63,355,810

Net Income for the year
ended December 31, 1999                                                                          (20,076,462)           (20,076,462)
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 1999       154,400,986 $ 1,544,009    -      $    -       $6,664,861       $(8,392,701  $222,443  $    38,612
                              ------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                                        7



                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                      Consolidated Statement of Cash Flows
                          (A development stage company)

                                                                                                                         From
                                                                                                                    Inception of the
                                                                                                                     Development
                                                                                       For the Years                   Stage on
                                                                                    Ended December 31,                December 10,
                                                                                                                     1998 Through
                                                                                    1999               1998        December 31, 1999
                                                                           ---------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

      Net Income (Loss)
      Adjustments to reconcile net income (loss) to                            (20,076,462)          (21,310,148)          (950,331)
       Net cash provided by operating activities
           Depreciation and amortization                                                                   3,000              3,000
           Common stock issued for reorganization/
           court order                                                             343,000                                  343,000

      Changes in Operating Assets and Liabilities:
           (Increase) Decrease in accounts receivable                             (240,960)              621,961            318,637
           Increase (Decrease) in sponsorship liability                        (36,024,889)           19,730,000        (35,223,386)
           Increase (Decrease) in accounts payable                                  96,114              (215,173)            96,114
           Increase (Decrease) in property and payroll taxes payable               (15,344)               15,344            (15,344)
           (Increase) Decrease in garnishment                                       57,542               (57,542)            57,542
                                                                           ---------------------------------------------------------
           Net Cash Provided (Used) by Operating Activities                    (55,860,999)           (1,212,558)       (35,370,768)
                                                                           ---------------------------------------------------------








The accompanying notes are an integral part of these consolidated financial statements.

                                        8

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                      Consolidated Statement of Cash Flows
                          (A development stage company)

                                                                                                                        From
                                                                                                                   Inception of the
                                                                                                                     Development
                                                                                       For the Years                   Stage on
                                                                                    Ended December 31,                December 10,
                                                                                                                      1998 Through
                                                                                    1999               1998        December 31, 1999
                                                                                ----------------------------------------------------


CASH FLOWS FROM INVESTING ACTIVITIES

      Reduction in indebtedness arising from disposal
      of subsidiaries in bankruptcy                                             56,160,240               704,668         35,734,660
      Interest                                                                                           337,234
                                                                                ----------------------------------------------------
           Net Cash (Used) by Investing Activities                              56,160,240             1,041,902         35,734,660
                                                                                ----------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

      Cash received from note payable                                                                    149,951
      Payments on notes                                                           (286,149)             (254,651)          (350,800)
      Dividend of GRG, Inc. stock acquired in sale
      of Teleprizes TM division                                                                         (348,467)
      Contribution of capital                                                                            601,584
      Rounding                                                                                                (1)
                                                                                ----------------------------------------------------
           Net Cash Provided by Financing Activities                              (286,149)              148,416           (350,800)
                                                                                ----------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

                                        9


                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                      Consolidated Statement of Cash Flows
                          (A development stage company)



                                                                                                                        From
                                                                                                                    Inception of the
                                                                                                                     Development
                                                                                       For the Years                    Stage on
                                                                                    Ended December 31,                December 10,
                                                                                                                     1998 Through
                                                                                    1999               1998        December 31, 1999
                                                                      --------------------------------------------------------------

 (DECREASE) IN CASH AND CASH EQUIVALENTS                                 $          13,092       $       (22,240)            13,092

CASH AND CASH EQUIVALENTS AT BEGINNING
      OF YEAR                                                                        1,847                24,087              1,847
                                                                      --------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                 $          14,939       $         1,847             14,939
                                                                      ==============================================================
CASH PAID DURING THE YEAR FOR

      Interest                                                           $               -       $             -
      Income taxes                                                       $               -       $             -

NON-CASH FINANCING ACTIVITIES

      Common stock issued for Reorganization/Court Order                 $       2,905,500       $             -
      Arising from conversion of claim to stock



The accompanying notes are an integral part of these consolidated financial statements.

                                       10


                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

               DNAPrint genomics, Inc. (formerly Catalyst Communications, Inc., (DNAPrint) was incorporated under the laws of the State of Utah on January 3, 1998 as Lexington Energy, Inc. DNAPrint was organized for the purpose of investing in all forms of investments, but has since changed its purpose to human genome sciences. Until 1999, DNAPrint genomics, Inc. had three subsidiaries:

               a. Homestyle Harmony, Inc.

               Homestyle Harmony, Inc. (HHI) was incorporated under the laws of the State of Florida on October 20, 1993. HHI was in the business of operating specialty restaurants located in Sarasota and Clearwater, Florida. On February 5, 1999, Homestyle Harmony, Inc. filed a petition for relief under Chapter 7 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 99-1654-8P7. The company was discharged from debts and ceased doing business as of that date.

               b. Catalyst Communications, Inc.

               Catalyst Communications, Inc. (formerly Jackpot communications, Inc.) (CCIF) was incorporated under the laws of the State of Florida on April 9, 1997. CCIF was incorporated as Jackpot Communications, Inc. and it changed its name to Catalyst
               Communications, Inc. on May 7, 1997. For purposes of distinguishing the subsidiary from the parent, future references to the subsidiary will be as CCIF. CCIF was incorporated to engage in the promotion and marketing of prepaid phone cards. On February 5, 1999, Catalyst Communications, Inc. filed a petition for relief under Chapter 7 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 99-1652-8P7. The company was discharged from debts and ceased doing business as of that date.

               c. Comcash, Inc.

               Comcash, Inc. (Comcash) was incorporated under the laws of the State of Florida on April 12, 1997. Comcash was incorporated to engage in the promotion and marketing of prepaid phone cards. Comcash is a wholly owned subsidiary of CCIF. CCIF filed a Chapter 7 bankruptcy petition on February 5, 1999, by virtue of CCIF bankruptcy, Comcash, Inc. ceased business as of that date.

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

               d. Principles of Consolidation

               The accounts included here include those of DNAPrint genomics, Inc. (the parent), Catalyst Communications, Inc., Homestyle Harmony, Inc. and Comcash, Inc. Collectively they are referred to herein as "the Company". All significant intercompany accounts have been eliminated in Consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a. Accounting Method

               The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

               b. Cash and Cash equivalents

               Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company maintains its cash accounts in several bank accounts. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's cash balance in some of its bank accounts sometimes exceeds the guarantee.

               c. Accounts Receivable

               Accounts receivable are shown net of allowance for doubtful accounts at December 31, 1999. All accounts receivable deemed uncollectable have been written off at the balance sheet date.

               d. Depreciation and Amortization

               Property and equipment are stated at cost. Depreciation is computed, using primarily the straight-line method, over the estimated useful lives of the assets. Total depreciation expense for the year ended December 31, 1999 was $-0-.

               e. Revenue Recognition

               Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               f. Advertising

               The  Company   follows  the  policy  of  charging  the  costs  of
               advertising to expense as incurred.

               g. Provision for Taxes

               At December 31, 1999, the Company had net operating loss carryforwards of approximately $7,000,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforward are offset by a valuation account of the same amount.

               h. Loss Per Share

               The computations of basic income (loss) per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements as follows:


                                                      For the year ended
                                                          December 31,
                                             -----------------------------------
                                                   1999                  1998
                  Numerator

                       Net Loss                 $(20,076,462)    $  (21,310,148)

                  Denominator (weighted average number
                       Of shares outstanding)     30,933,002         14,616,358

                  Income (loss) per share             $ (.65)    $        (1.46)

               Dilutive loss per share is not presented as there are no potentially dilutive items outstanding.

               i. Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               j. Restated Consolidated Financial Statements

               Prior period consolidated financial Statements have been restated to conform with current financial statement presentation.

               k. Recent Accounting Pronouncements

               In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 and is not required to be applied retroactively. The adoption of this statement had no material impact on the Company's financial statements.

               l. Long-Lived Assets

               All long-lived assets are evaluated yearly for impairment per SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Any impairment in value is recognized as an expense in the period when the impairment occurs.

               m. Comprehensive Income

               Comprehensive income consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles, are excluded from net income. For the Company, such items consist primarily of unrealized gains and losses on marketable equity investments. The changes in the components of other comprehensive income (loss) are as follows:

                                               Years Ended December 31
                                                1999                     1998
                                                Tax                      Tax
                                     Pre-Tax   Expense      Pre-tax      Expense
                                     Amount   (Credit)      Amount      (Credit)
                                   ---------------------------------------------
Unrealized gain on securities        $ -      $    -       $ 222,443   $     -
                                   ---------------------------------------------
Total other comprehensive income     $222,443 $    -       $ 222,443   $     -
                                   =============================================

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)

NOTE 3 - COMMITMENTS AND CONTINGENCIES

               a. Leases

               Effective March 31, 1998, the Company terminated its lease for facilities in Sarasota, Florida it had been leasing on a month-to-month basis. Lease payments were $1,551 per month. The Company has since relocated to a facility leased by an affiliate company and pays rent under a consulting agreement with this company.

               b. Litigation

               From time to time, the Company is subject to litigation in the normal course of business. The Company believes that any adverse outcome from litigation would not have a material effect on its financial position or results of operations.

NOTE 4 - DEVELOPMENT STAGE COMPANY

               The Company essentially has reverted to the status of a startup company as it emerged from the bankruptcy proceedings discussed in Note 10 and will be considered to be a development stage company as it commences its planned principal operations of genomics services.

NOTE 5 - REORGANIZATION ITEMS

               On December 10, 1998, Catalyst Communications, Inc. (Utah) now known as DNAPrint (the "Debtor") filed a petition for relief under Chapter 11 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 98-21641-8P1. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petition of relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as debtor-in-possession. These claims are reported in the December 31, 1999 balance sheet as "liabilities subject to compromise." Claims secured against the Debtor's assets (`secured claims") also are stayed. Although the holders of such claims have the right to move the Court for relief from the stay. There are no secured claims.

               Because holders of existing voting shares immediately before confirmation received more than 50% of voting share of emerging entity, the Company does not qualify for fresh start accounting under SOP 90-7 (See Note 7).

NOTE 6 - GOING CONCERN

               The company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The company has incurred losses from its inception.

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)

NOTE 6 - GOING CONCERN (continued)

               The company has sustained recurring losses and negative cash flow from operations. Over the past year the Company's growth has been funded through private equity. On December 10, 1998 the Company filed a petition for relief under Chapter 11 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 98-21641-8P1. The company received approval to exchange certain debt for equity in the Company. This was done through stock issued in October 1999. The company has terminated the calling card and restaurant business. The company has acquired a new subsidiary in the Human genome sciences and is concentrating its resources to commence operations of this company. The Company has experienced and continues to experience negative operating margins and negative cash flows, from operations as well as an ongoing requirement for substantial additional capital investment to accomplish the business plan over the next several years. The Company expects to seek additional funding through private or public equity. There can be no assurance as to the availability or terms upon which such capital might be available.

NOTE 7 - EQUITY TRANSACTIONS

               a. Sale of Teleprizes Division and Dividend of Proceeds

               The Company sold Teleprizes TM for 3,150,000 shares of common stock of GRG, Inc. d/b/a Global Resources Group, Inc. a Nevada start up public company, with certain marketing rights associated with providing internet scratch off sweepstakes promotions to internet websites to induce traffic. GRG, Inc. was controlled by the major shareholders of the Company. The Company declared a dividend in May 1998 whereby it issued one share of GRG common stock for every share of Company stock. The remaining 222,443 restricted shares of GRG are classified as available for sale since the company has no present intention to sell the shares.

               b. Related Party Transactions

               During 1998 Tampa Bay Financial, Inc., a related party, directly contributed $601,587 to the company. Tampa Bay Financial, Inc. is controlled by the Company's largest shareholder, Carl Smith, Sr.

               On October 1, 1999, Tampa Bay Financial Holdings, Inc., ("TBFH") a related party controlled by a son of Carl Smith, Sr., acquired the largest claim in the Company's bankruptcy (totaling in excess of $2,500,000) for $1,200,000. The most significant terms of the claims transfer included a provision that TBFH would pay amounts owed in installments as follows:

                                 $625,000                 At Closing
                                 $125,000                 Due October 31, 1999
                                 $225,000                 Due December 20, 1999
                                 $225,000                 Due March 1, 2000

                             DNAPRINT GENOMICS, INC.

             (Formerly Catalyst Communications, Inc & Subsidiaries)
                 Notes to the Consolidated Financial Statements
                          (A development stage company)

NOTE 7 - EQUITY TRANSACTIONS (continued)

               As part of the bankruptcy TBFH agreed to convert the claim to 125,000,000 shares; however, the Company, in the event of a default by TBFH, was obligated to buy back shares proportionate to any amounts owed under the claim which were unpaid. As a result the Company was contingent liable to under this agreement in the amount of $1,338,036 at December 31, 1999. TBFH paid all remaining installments in 2000 which resulted in the Company being relieved of this contingent obligation.

NOTE 8 - SUBSEQUENT EVENTS

               a. Land Acquisition

               On January 31, 2000 the Company acquired a 17 acre tract of undeveloped land in Apex, North Caroline for 30,000,000 restricted common shares. The Company subsequently sold the land to Penn Akron Corporation, a start up Nevada Public Corporation in the internet-based education business for 4,500,000 restricted common shares.

               b. DNAPrint genomics, Inc. Acquisition

               DNAPrint genomics, Inc. (a Florida Corporation) (DNA) was incorporated under the laws of the State of Florida in May 2000. DNA specializes in the construction of electronic facilities to assist scientists in researching and assembling data from the human genome and other advances in genetics research. DNA was acquired on July 15, 2000 for 192,000,000 shares of the DNAPrint common stock. The acquisition will be treated as a pooling of interests for accounting purposes.

               c. Name Change and Increase in Authorized Shares

               On July 15, 2000 the board of Directors, authorized a name change to DNAPrint genomics, Inc from Catalyst Communications, Inc. The Board approved and amended the Articles of Incorporation to increase the authorized common shares to 500,000,000 shares of common stock and 10,000,000 preferred stock.

                             DNAPRINT GENOMICS, INC.
             (FORMERLY CATALYST COMMUNICATIONS, INC. & SUBSIDIARIES)
                          (A development stage company)

                        Consolidated Financial Statements

                               September 30, 2000

                                    CONTENTS

Auditor's Report.....................................................  F-2

Consolidated Balance Sheet.............................................F-3-F-4

Consolidated Statements of Operations................................. F-5

Consolidated Statements of Stockholder's Equity........................F-6

Consolidated Statements of Cash Flows..................................F-7-F-9

Notes to the Consolidated Financial Statements.........................F-10-F-18

                      HOWARD R. WOMELDORPH, JR. C.P.A., PA
                           Certified Public Accountant
        7648 Lockwood Ridge Road, Sarasota, Florida 34243 (941) 351-3561
================================================================================




                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of DNAPrint genomics, Inc., Subsidiaries

         I have audited the accompanying consolidated balance sheet of DNAPrint genomics, Inc., and subsidiaries as of December 31, 1999, and the related consolidated statements of loss, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         I have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DNAPrint genomics, Inc. and subsidiaries as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

         As more fully discussed in Note 8, the 1999 consolidated financial statements have been restated to reflect the pooling of interests with DNAPrint genomics, Inc., (Florida).

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's recurring losses from operations and net accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Howard R. Womeldorph, Jr. C.P.A., PA

HOWARD R. WOMELDORPH, JR. C.P.A., PA
Certified Public Accountant



                                              DNAPrint genomics, Inc.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                            Consolidated Balance Sheet
                                           (A development stage company)


                                                      ASSETS
                                                                            September 30, 2000
                                                                                (UNAUDITED)                DECEMBER 31, 1999
                                                                                -----------                -----------------
CURRENT ASSETS

Cash                                                                        $      27,103                 $       4,519
Accounts Receivable                                                                 4,440                         7,054
                                                                                   ------                         -----
          Total Current Assets                                              $      31,543                 $      11,573
                                                                            -------------                 -------------


PROPERTY AND EQUIPMENT

     Furniture and Equipment                                                       74,507                        11,362
     Less Accumulated Depreciation                                                (10,111)                      ( 9,000)
                                                                                  --------                      --------
          Total Property and Equipment                                     $       64,396                 $       2,362

OTHER ASSETS

     Investment in GRG, Inc.                                                       95,650                       222,443
     Investment in Globalseer, Inc.                                             2,000,000
                                                                                ---------                ---------------
          Total Other Assets                                               $    2,095,650                $      222,443
                                                                                -----------                  ----------
          TOTAL ASSETS                                                     $    2,191,589                $      236,378
                                                                                ===========                   =========


        The accompanying notes are an integral part of these consolidated financial statements.

                                       F-3

                                              DNAPrint genomics, Inc.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                            Consolidated Balance Sheet
                                           (A development stage company)


                                        LIABILITIES AND STOCKHODERS' EQUITY
                                                                                      September 30, 2000
                                                                                          (UNAUDITED)          DECEMBER 31, 1999
                                                                                          -----------          -----------------
LIABILITIES

     Accounts Payable                                                                $       290,441              $     182,817
                                                                                     ---------------               ------------
               Total Liabilities                                                     $       290,441              $     182,817


STOCKHOLDERS' EQUITY
     Preferred stock:  authorized 10,000,000 shares;
        $.01 par value; 0 shares issued and outstanding
        common stock:  authorized 500,000,000 shares; $0.01 par
        value; 384,400,986 shares issued and outstanding, 115,200,000 of
         the outstanding shares held in escrow                                         $  3,844,009               $  3,464,010
     Additional paid-in capital                                                        $  7,524,861               $  5,744,861
     Accumulated other comprehensive income                                            $     95,650               $    222,443
     Stock Subscriptions Receivable                                                    $   (875,000)              $ (1,000,000)
     Accumulated deficit prior to development stage                                    $ (7,442,370)              $ (7,442,370)
     Development stage accumulated deficit from December 10, 1998
        through September 30, 2000 and December 31, 1999,  respectively                $ (1,246,002)              $  ( 935,383)
                                                                                        -----------               -----------

                Total Stockholders' Equity                                             $  1,901,148               $     53,561
                                                                                        ----------                ------------
                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  2,191,589               $    236,378
                                                                                       ==========                 ============




        The accompanying notes are an integral part of these consolidated financial statements.

                                      F- 4

                                            DNAPrint genomics, Inc.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                      Consolidated Statement of Operations
                                           (A development stage company)
                                                                                                                      From
                                                                                                                Inception of the
                                                                                                                   Development
                                                                                                                    Stage on
                                                            For the                                               December 10,
                                                       Nine Months Ended                    For The               1998 Through
                                                         September 30,                     Year Ended             September 30,
                                                          (Unaudited)                     December 31,             (Unaudited)

                                              -----------------   -----------------    ---------------------    --------------------
                                                    2000                1999                  1999                    2000
                                                    ----                ----                  ----                    ----
REVENUES

  Sales, net                                          $ 30,001           $119,969                 $133,187                $155,438
  Cost of sales                                          4,039             35,059                   51,893                 145,650
                                                         -----             ------                   ------                 -------

     Gross margin                                       25,962             84,910                   81,294                   9,788
                                                        ------            -------                   ------               ---------

OPERATING EXPENSES

  Research and Development Costs                       105,434             14,432                   19,833                 125,267
  General and Administrative                           230,038            254,846               20,117,912                 784,117
  Depreciation and Amortization                          1,111                                                               4,111
  Bad Debt Expense                                     _______            _______                    8,152                   8,152
                                                                                                    -----                  -------

        Total Operating Expenses                       336,583            296,278               20,145,897                 921,647
                                                       -------            -------               ----------                 -------

LOSS FROM OPERATIONS                                  (310,621)          (184,368)             (20,064,603)               (911,859)

OTHER INCOME (EXPENSE)

   Other income                                                             3,090                    3,090                   3,090
    Other expense                                     ________           ________             ____________               (337,234)
                                                                                                                         ---------

       Total Other Income (Expense)                                         3,090                    3,090               (334,144)

NET (LOSS) INCOME                                   $(310,621)         $(181,278)            $(20,061,513)            $(1,246,003)
                                                    ==========        ===========          ===============              ==========
BASIC LOSS PER SHARE                                 $  (.002)         $  ( .001)          $        (.125)

WEIGHTED AVERAGE SHARES
OUTSTANDING                                        198,222,466        160,494,173              160,484,173




        The accompanying notes are an integral part of these consolidated financial statements.

                                      F- 5



                                              DNAPRINT GENOMICS, INC.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                  Consolidated Statement of Stockholder's Equity
                                           (A development stage company)


                                                                                                             Accumulated
                                                                         Additional    Stock                  Other
                                      Common Stock      Preferred Stock   Paid-In    Subscript   Accumulated Comprehensive
                                      Shares   Amount   Shares  Amount    Capital    Receivable     Deficit   Income        Total

BALANCE, DECEMBER 31, 1998         29,400,986 $  294,009  -      $-      $4,977,381  $    -      (51,672,049) $222,443 $(46,178,216)
------------------------------------------------------------------------------------------------------------------------------------

Stock issued for acquisition of
DNAPrint genomics, Inc. (FL)      192,000,000  1,920,000                   (92,0000) (1,000,000)                             -0-

Common Stock issued for
reorganization/court order
at $.02 per share                 125,000,000  1,250,000                  1,687,480                                       2,937,480

Adjustment due to subsidiaries
liquidation in bankruptcy                                                                         63,355,810             63,355,810

Rounding                                                                                                  (1)                    (1)

Net Income for the year ended
December 31, 1999                                                                                 20,061,513             20,061,513
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1999        346,400,986 $3,464,010          -      $5,744,861 $(1,000,000) $(8,377,753) $222,443 $     53,561
------------------------------------------------------------------------------------------------------------------------------------

Stock issued for advertising
and marketing services              8,000,000     80,000                     80,000                                         160,000

Stock issued for acquisition
 of land                           30,000,000    300,000                  1,700,000                                       2,000,000

Net Income for the period ended
September 30, 2000                                                                                  (310,621)              (310,621)

Rounding                                                                                                  (1)                    (1)

Unrealized Loss on Securities                                                                                 (126,793)    (126,793)

Subscription receivable payments                                                        125,000                             125,000
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2000
(Unaudited)                       384,400,986 $3,844,009         -       $7,524,861   $(875,000)  $(8,688,372) $95,650   $1,901,148
====================================================================================================================================


        The accompanying notes are an integral part of these consolidated financial statements.

                                      F- 6


                                              DNAPRINT GENOMICS, INC.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                       Consolidated Statement of Cash Flows
                                           (A development stage company)
                                                                                                                      From
                                                                                                                Inception of the
                                                                                                                  Development
                                                                                                                    Stage on
                                                                     For the                                      December 10,
                                                                Nine Months Ended               For the           1998 Through
                                                                  September 30,               Year Ended         September 30,
                                                                   (UNAUDITED)               DECEMBER 31,         (UNAUDITED)
                                                                   -----------               ------------         -----------
                                                               2000            1999              1999                 2000
                                                               ----            ----              ----                 ----

CASH FLOWS FROM OPERATING ACTIVITIES

     Net Income (Loss)                                       $(310,621)      $(181,278)       $(20,061,513)         $(1,246,003)

     Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:

     Depreciation and amortization                                1,111            -                 -                     4,111

     Common stock issued for reorganization/court order                                             343,000              343,000

     Common stock issued for advertising services               160,000            -                 -                   160,000

Changes in Operating Assets and Liabilities
      (Increase) Decrease in accounts
         receivable                                               2,614            -                -                      2,614

      Increase (Decrease) in sponsorship
         liability from liquidation of subsidiary
         in bankruptcy                                            -                -           (36,024,889)                  -

      Increase (Decrease) in accounts payable                    97,212         549,985            (63,319)            1,052,325

       New Cash Provided (Used) by Operating                  _________       _________         ___________          ___________
          Activities                                          $(49,684)       $ 368,707       $(55,812,721)           $  316,047
                                                              ---------       ---------       -------------           ----------


        The accompanying notes are an integral part of these consolidated financial statements



                                      F- 7


                                              DNAPRINT GENOMICS, INC.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                       Consolidated Statement of Cash Flows
                                           (A development stage company)
                                                                                                                 From
                                                                                                               Inception of
                                                                                                                    the
                                                                                                                Development
                                                                        For the                                  Stage on
                                                                   Nine Months Ended           For the         December 10,
                                                                     September 30,            Year Ended       1998 Through
                                                                      (UNAUDITED)           DECEMBER 31,       September 30,
                                                                                                                (UNAUDITED)
                                                                  2000           1999           1999               2000
                                                                  ----           ----           ----               ----

CASH FLOWS FROM OPERATING
ACTIVITIES

     Reduction in indebtedness arising
        from disposal of subsidiaries in
        bankruptcy                                              $      -      $      -        $56,160,240         $       -
                                                                                              -----------
          Net Cash (Used) by Investing
               Activities                                               -            -         56,160,240                  -
                                                                                               ----------

CASH FLOWS FROM FINANCING
ACTIVITIES

       Collections from stock subscriptions
         cash Received from Note Payable                          125,000           -                 -               125,000


       Payments on Notes Payable                                       -       (343,000)        (343,000)           (350,800)


             Net Cash Provided by
                Financing Activities                              125,000      (343,000)        (343,000)           (225,800)
                                                                  -------      ---------       ----------           -----------

CASH FLOWS FROM INVESTING
ACTIVITIES

             Equipment purchase                                  (63,144)           -                 -              (63,144)
                                                                 --------       ---------      ----------          ------------
            Net Cash (Used) by Investing
               Activities                                       $(63,144)     $      -       $       -             $ (63,144)
                                                                 --------       ---------      ----------          ------------






        The accompanying notes are an integral part of these consolidated financial statements


                                      F- 8



                                              DNAPRINT GENOMICS, INC.
                              (Formerly Catalyst Communications, Inc. & Subsidiaries)
                                       Consolidated Statement of Cash Flows
                                           (A development stage company)

                                                                                                                          From
                                                                                                                    Inception of the
                                                                                                                       Development
                                                                                                                         Stage on
                                                                        For the                                        December 10,
                                                                   Nine Months Ended                 For the           1998 Through
                                                                     September 30,                  Year Ended        September 30,
                                                                      (Unaudited)                  December 31,        (Unaudited)
                                                           -----------------------------------    ---------------   ----------------
                                                                 2000                1999              1999                  2000
                                                                 ----                ----              ----                  ----

(DECREASE) IN CASH AND                                           $                 $ 25,707              $ 4,519            $27,103
CASH EQUIVALENTS

CASH AND CASH
EQUIVALENTS AT
BEGINNING OF PERIOD                                                   14,931          4,519                  -                    -

CASH AND CASH
EQUIVALENTS AT END
OF PERIOD                                                          $  27,103       $ 30,226             $ 4,519            $ 27,103
                                                                   ---------       --------             -------            --------
CASH PAID DURING THE
PERIOD FOR:

     Interest                                                     $     -         $ 674,469            $674,469            $674,469
     Income Taxes                                                 $     -        $     -                $     -             $     -

NON-CASH FINANCING
ACTIVITIES

     Stock Subscriptions Receivable
          arising from pooling of interests
           With DNAPrint genomics, Inc. (Florida)                $     -         $1,000,000             $     -          $1,000,000
     Unrealized Income (Loss)
          On GRG, Inc.                                          $  (126,793)     $      -               $     -           $(126,793)
     Common stock issued for
          land subsequently swapped for
          investment in Globalseer, Inc.                        $ 2,000,000      $      -               $     -         $ 2,000,000


        The accompanying notes are an integral part of these consolidated financial statements


                                      F- 9

                             DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

DNAPrint genomics, Inc., (formerly Catalyst Communications, Inc.,) (DNAPrint) was incorporated under the laws of the State of Utah on January 3, 1983 as Lexington Energy, Inc. DNAPrint was organized for the purpose of investing in all forms of investments, but has since changed its purpose to human genome sciences. Prior to 2000, DNAPrint genomics, Inc., had three subsidiaries, all of which were liquidated and replaced by a new subsidiary, as indicated below:


          a.   Homestyle Harmony, Inc.

Homestyle Harmony, Inc. (HHI) was incorporated under the laws of the State of Florida on October 20, 1993. HHI was in the business of operating specialty restaurants located in Sarasota and Clearwater, Florida. On February 5, 1999, Homestyle Harmony, Inc. filed a petition for relief under Chapter 7 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 99-1654-8P7. The Company was discharged from debts and ceased doing business as of that date.

          b.   Catalyst Communications, Inc.

Catalyst Communications, Inc., (formerly Jackpot Communications, Inc.) (CCIF) was incorporated under the laws of the State of Florida on April 2, 1997. CCIF was incorporated as Jackpot Communications, Inc., and changed its name to Catalyst from the parent, future reference to the subsidiary will be as CCIF. CCIF was incorporated to engage in the promotion and marketing of prepaid phone cards. On February 5, 1999, Catalyst Communications, Inc., filed a petition for relief under the Middle District of Florida, Tampa Division, Case No. 99-1652-8P7. The Company was discharged from debts and ceased doing business as of that date.

          c.   Comcash, Inc.

Comcash, Inc., (Comcash) was incorporated under the laws of the State of Florida on April 12, 1997. Comcash was incorporated to engage in the promotion and marketing of prepaid phone cards. Comcash is a wholly owned subsidiary of CCIF. CCIF filed a Chapter 7 bankruptcy petition on February 5, 1999, by virtue of the CCIF bankruptcy, Comcash, Inc., ceased business as of that date.

          d.   DNAPrint genomics, Inc. (Florida)

DNAPrint genomics, Inc. (a Florida Corporation) (DNA) was incorporated under the laws of the State of Florida in May 2000. DNA specializes in the construction of electronics facilities to assist scientists in researching and assembling data from the human genome and other advances in genetics research. DNA was acquired on July 15, 2000 for 192,000,000 shares of DNAPrint common stock. The acquisition will be accounted for as a pooling of interests for accounting purposes because the Company and DNA are considered to be under common control. See Note 8 for further discussion.

          e.   Principals of Consolidation

The accounts included here include those of DNAPrint genomics, Inc., (the parent), DNAPrint genomics, Inc. (Florida), Catalyst Communications, Inc., Homestyle Harmony, Inc., and Comcash, Inc., collectively they are referred to herein as "the Company". All significant intercompany accounts have been eliminated in consolidation.

                             DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.   Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

          b.   Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company maintains its cash accounts in several bank accounts. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's cash balance in some of its bank accounts sometimes exceeds the guarantee.

          c.   Accounts Receivable

Accounts receivable is shown net of allowances for doubtful accounts. All accounts receivable deemed uncollectable have been written off at the balance sheet date.

          d.   Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed, using primarily the straight-line method, over the estimated useful lives of the assets. Total depreciation expense for the nine months ended September 30, 2000 and 1999 was $1,111, and zero respectively, and depreciation expense was zero for the year ended December 31, 1999.

          e.   Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returned and allowances, and other adjustments are provided for in the same period the related sales are recorded.

          f.   Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

          g.   Provision for Taxes

At December 31, 1999, the Company had net operating loss carryforwards of approximately $7,000,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforward are offset by a valuation account of the same amount.

                             DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          h.   Loss Per Share

The computations of basic income (loss) per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements as follows:

                                      For nine month For nine month For the
                                      Period Ended   Period Ended   Year Ended
                                      September 30,  September 30,  December 31,
                                      2000           1999           2000
                                      (Unaudited)    (Unaudited)
                                      ------------------------------------------
Numerator
 Net Loss                             $   (310,621)$   (181,278)  $(20,061,513)

Denominator (weighted average number
of shares outstanding)                $198,222,466 $160,494,173   $160,494,173

Income (loss) per share                 $    (.002)    $  (.001)  $      (.125)


Dilutive loss per share is not presented, as there are no potentially dilutive items outstanding.

          i.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          j.   Restated Consolidated Financial Statements

Prior period consolidated financial statements have been restated to conform to current financial statement presentation.

          k.   Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 and is not required to be applied retroactively. The adoption of this statement had no material impact on the Company's financial statements.

                             DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          l.   Long-Lived Assets

All long-lived assets are evaluated yearly for impairment per SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Any impairment in value is recognized as an expense in the period when the impairment occurs.

          m.   Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles, are excluded from net income. For the Company, such items consist primarily of unrealized gains and losses on marketable equity investments. Balances of related after-tax components comprising accumulated other comprehensive income included in stockholders equity at December 31, 1999 and September 30, 2000 are as follows:

                                                            Unrealized
                                                           Gains (Losses)
                                                             SECURITIES

       Balance, January 1, 1999                               $ 222,443

         Change for the year ended
       December 31, 1999 (after tax)                          $   -0-

        Balance, December 31, 1999                            $ 222,443

        Unrealized gain (loss) for the nine
         month period ended
          SEPTEMBER 30, 2000 (AFTER TAX)                      $(126,793)
                                                            -------------
         Balance, September 30, 2000                          $  95,630
                                                            =============

          n.   Research and Development Costs

The Company expenses research and development costs as incurred.

NOTE 3 -COMMITMENTS AND CONTINGENCIES

          a.   Leases

DNAPrint genomics, Inc., (Florida) leases office space under terms of a lease executed August 7, 2000. Lease term is six months ending January 31, 2001, the monthly lease payment is $1,660.00.

The Company leases equipment under terms of a lease executed September 1999. Lease terms is 48 months, the monthly lease payment is $1,988.45. Rent expense for the nine months ended September 30, 2000 and 1999 was $6,682 and $-0-, respectively.

                             DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 3 -COMMITMENTS AND CONTINGENCIES (continued)

          a.   Leases (continued)

Operating lease commitments for the next five years are as follows:

              Year Ended September 30,
                     2001                                   $30,501
                     2002                                   $23,861
                     2003                                   $23,861
                     2004                                   $    -
                     2005                                   $    -

          b.   Commitments

On September 22, 2000, the Company signed a purchase agreement with Orchid Biosciences, Inc. to acquire $500,000 of equipment. Under this commitment which begins when equipment included in the agreement is installed in the Company's facilities (expected November 2000). The Company also signed a supply and license agreement by which it will be liable to purchase $140,000 of genotypes kits and pay a 15% royalty to Orchid for compensation from the sale or license of any discoveries found from the genomics, not subject to the option (see below).

Simultaneously, Orchid purchased an option for $350,000, payable in November 2000, to co-develop and co-commercialize certain existing and future intellectual properties and products of DNAPrint genomics for a twenty-five year period. Under the terms of the agreement, DNAPrint granted Orchid an option to license the rights to co-develop and/or co-commercialize certain DNAPrint genomics products and properties. The option provides Orchid exclusive rights to negotiate partnership terms with DNAPrint for these products and properties. The option covers a broad spectrum of intellectual properties including genetic algorithms, software and information resources such as single nucleotide polymorphism (SNP) and haplotype determinations and multivariate associations with complex human traits and diseases.

The option gives Orchid the right of first refusal for the property defined above, if Orchid does not match the price, DNAPrint is free to license to a third party. Properties not subject to the option are subject to a payment of 15% royalty on the amount of profit to Orchid.

The Company has also entered into a commitment to lease facilities in an office building being purchased by George Frudakis, a Corporate Officer, to be finalized in November, 2000.

          c.   Litigation

From time to time, the Company is subject to litigation in the normal course of business. The Company believes that any adverse outcome from litigation would not have a material effect on its financial position or results of operations.

NOTE 4 -DEVELOPMENT STAGE COMPANY

The Company essentially has reverted to the status of a startup company as it emerged from the bankruptcy proceedings discussed in Note 5 and will be considered to be a development stage company until it generates significant revenues from its core genomics services business. Development stage presentation does not include subsidiaries which were liquidated in 1999.

                            DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 5 - REORGANIZATION ITEMS

On December 10, 1998, Catalyst Communications, Inc. (Utah) now known as DNAPrint (the "Debtor") filed a petition for relief under Chapter 11 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 98-21641-8P1. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petition of relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as debtor-in-possession. These claims are reported in the December 31, 1999 balance sheet as "liabilities subject to compromise." Claims secured against the Debtor's assets ("secured claims") also are stayed. Although the holders of such claims have the right to move the Court for relief from the stay. There are no secured claims.

Because holders of existing voting shares immediately before confirmation received more than 50% of voting shares of emerging equity, the Company does not qualify for fresh start accounting under SOP 90-7 (See Note 7).

NOTE 6 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception.

The Company has sustained recurring losses and negative cash flow from operations. Over the past year the Company's growth has been funded through private equity. On December 10, 1998 the Company filed a petition for relief under Chapter 11 of the federal bankruptcy laws of the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Case No. 98-21641-8P1. The Company received approval to exchange certain debt for equity in the Company. This was done through stock issued in October 1999. The Company has terminated the calling card and restaurant business. The Company has acquired a new subsidiary in the Human genome sciences and is concentrating its resources to commence operations of this company. The Company has experienced and continued to experience negative operating margins and negative cash flows, from operations as well as an ongoing requirements for substantial additional capital investment to accomplish the business plan over the next several years. The Company expects to seek additional funding through private or public equity and receives funding through collections on subscriptions receivable and equipment and facilities leases. There can be no assurance as to the availability or terms upon which such capital might be available.

NOTE 7 - EQUITY TRANSACTIONS

          a.   Related Party

         On October 1, 1999, Tampa Bay Financial Holdings, Inc., ("TBFH") a related party controlled by a son of Carl Smith, Sr., (The Company's CEO) acquired the largest claim in the Company's bankruptcy (totaling in excess of $2,500,000) for $1,200,000. The most significant terms of the claims transfer included a provision that TBFH would pay amounts owed in installments as follows:

             $625,000                               At Closing (October 1, 1999)
             $125,000                               Due October 31, 1999
             $225,000                               Due December 20, 1999
             $225,000                               Due March 1, 2000

                            DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 7 -EQUITY TRANSACTIONS (continued)

As part of the bankruptcy TBFH agreed to convert the claim to 125,000,000 shares; however, the Company, in the event of a default by TBFH, was obligated to buy back share proportions to any amounts owed under the claim which were unpaid. As a result, the Company was contingently liable under this agreement in the amount of $1,338,036 at December 31, 1999. TBFH paid all remaining installments in 2000, which resulted in the Company being relieved of this contingent obligation.

On August 18, 2000 the Company acquired DNAPrint genomics, Inc. (A Florida Corporation) (DNA). DNA was incorporated under the laws of the State of Florida in May 2000. DNA specializes in the construction of electronic facilities to assist scientists in researching and assembling data from the human genome and other advances in genetics research. DNA was acquired on July 15, 2000 for 192,000,000 shares of DNAPrint common stock. The acquisition will be treated as a pooling of interests for accounting purposes (See Note 8).

          b.   Other

In January, 2000, the Company issued 8,000,000 restricted common shares to an unrelated party as an inducement to enter into a contract to provide advertising, marketing, and consulting services in connection with a Hotel Development the Company was planning. The Company has since abandoned the project and expensed the consideration based on the trading price of $.02 per share at the time of the transaction.

On January 31, 2000 the Company acquired a 17-acre tract of undeveloped land in Apex, North Carolina (from an unrelated party) for 30,000,000 restricted common shares. The Company subsequently sold the land to Penn-Akron Corporation, a start up Nevada Public Corporation in the internet-based education business for 4,500,000 restricted common shares.

NOTE 8 -BUSINESS ACQUISITION OF DNAPRINT GENOMICS, INC.

On July 15, 2000 the Company exchanged 192,000,000 shares of its common stock in a business combination accounted as a pooling of interests because the Company and DNA are considered to be under common control. DNA's principal assets included certain genomics equipment and a stock subscription receivable of $1,000,000 from Tampa Bay Financial, Inc., and affiliates, a common shareholder. This transaction included the Company's assumption of approximately $71,584 in equipment operating lease obligations and operating leases of office space from DNA.

DNAPrint genomics, Inc. (Florida) was formed in May 2000 through the combination of the Gaff Biologic division of Pacific Atlantic, Inc., and a stock subscription receivable of $1,000,000 from Tampa Bay Financial, Inc. (a controlling shareholder of both companies).

As part of the transaction, 115,200,000 shares of common stock have been placed in escrow to be released upon the achievement of certain performance conditions. The formula for the earnout of escrowed shares is as follows:

          - One share for every 1.1 cent of gross profit achieved by DNAPrint genomics, Inc. or one share for every 2.56 cents of valuation of DNAPrint genomics, Inc. (Florida) based on the appraisal of a mutually acceptable (to the Company and Chief Scientific Officer Tony Frudakis) independent business valuation firm.

                            DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 8 -BUSINESS ACQUISITION OF DNAPRINT GENOMICS, INC.  (continued)

Pacific Atlantic continued in existence subsequent to September 30, 1999, as a shareholder of the Company. The assets of Pacific Atlantic not related to the transaction with the Company have not been reflected in these financial statements.

Summarized results of operations of the separate companies for the period of January 1, 2000 through September 30, 2000, the date of acquisition, are as follows:


                              DNAPrint genomics, Inc.  DNAPrint genomics, Inc.
                                   (Utah)                   (Florida)
                              -------------------------------------------------

Sales                              $   7,582              $    22,419
Net Loss                           $(191,447)             $  (119,174)


Following is a reconciliation of the amounts of net sales and net income previously reported with restated amounts:

                                   For the Nine Months      For the Nine Months
                              Ended September 30, 2000  Ended September 30, 1999
                              --------------------------------------------------

Sales:
  DNAPrint genomics, Inc. (Utah),
     as previously reported             $   7,582           $  111,817

   Dnaprint genomics, Inc. (Florida)    $  22,419           $    8,152
                                   ---------------     ---------------
   As restated                          $  30,001           $  119,969
                                   ===============     ===============

                                   For the Nine Months      For the Nine Months
                              Ended September 30, 2000  Ended September 30, 1999
                              --------------------------------------------------


Net Income:
  DNAPrint genomics, Inc. (Utah),
     as previously reported             $(191,447)          $(181,262)

   Dnaprint genomics, Inc. (Florida)    $(119,174)          $     (16)
                                   ---------------     ---------------
   As restated                          $ (310,621)         $(181,278)
                                   ===============     ===============

                            DNAPRINT GENOMICS, INC.
             (Formerly Catalyst Communications, Inc. & Subsidiaries)
                          Notes to Financial Statements
                          (A development stage company)

NOTE 8 - BUSINESS ACQUISITION OF DNAPRINT GENOMICS, INC.  (continued)



For the Year Ended
DECEMBER 31, 1999

         Sales:
           DNAPrint genomics, Inc. (Utah),
              as previously reported                        $     46,512

            DNAPrint genomics, Inc. (Florida)               $     86,675
                                                            --------------
               As restated                                  $    133,187
                                                            ==============
         Net Income:
           DNAPrint genomics, Inc. (Utah),
              as previously reported                        $(20,076,462)

            DNAPrint genomics, Inc. (Florida)               $    (14,949)
                                                            --------------
               As restated                                  $(20,061,513)
                                                            ==============


NOTE 9 - SUBSEQUENT EVENTS

On October 19, 2000 the Company merged with S.D.E. Holdings, 1, Inc., an unrelated Nevada company. S.D.E. Holdings, 1, Inc., is a full reporting company under Rule 12 (g) of the Securities and Exchange Commission.

The purpose of the merger was to allow the Company to file a 211 application with the National Association of Security Dealers, Inc., as a successor full reporting company to become listed on the OTC Building Board. S.D.E. Holdings had no substantive assets, liabilities, revenues or expenses since its inception and all equity of S.D.E. Holdings, 1, Inc., was cancelled as part of the transaction. As consideration the DNAPrint genomics Inc., (Utah) paid the principals of S.D.E. Holdings 1, Inc., $150,000, which included the legal expenses to administer the transaction.

In October, 2000, the Company dividended its minority interest in Penn-Akron Corporation, Inc., to its shareholders since the Company desired to focus more closely on its genomics related projects.

                            DNAPRINT GENOMICS, INC.

                        ProForma Financial Statements as
                        of September 30, 2000 (unaudited)

The following unaudited pro forma financial statements for DNA Print genomics, Inc. have been prepared based upon certain pro forma adjustments to the historical financial statements of DNA Print genomics, Inc. and subsidiaries, and S.D.E. Holdings 1, Inc. set forth elsewhere in this form 8-K. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of DNA Print genomics, Inc. and subsidiaries, and S.D.E. Holdings 1, Inc.

The accompanying balance sheets and pro forma statements of operations for December 31, 1999 and September 30, 2000 and for the nine months ended September 30, 2000, and the year ended December 31, 1999, have been prepared as if the transactions were consummated as of January 1, 1999.

The pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the transactions been completed on the dates indicated or which may be obtained in the future.

                            DNAPRINT genomics, Inc.
                                 Balance Sheet
                               December 31, 1999
                                  (unaudited)


                                     ASSETS

                              DNAPrint       S.D.E.         ProForma    ProForma
                              genomics,      Holdings      Adjustments  Totals
                              Inc.           1 Inc.
                              --------------------------------------------------
Cash in bank                  $    63,353    $ 1,488        $ 1,488(3) $ 63,353
Accounts receivable                 7,054          -             -        7,054
Property and equipment             11,362          -             -       11,362
Accumulated depreciation           (9,000)         -             -       (9,000)
Investment in GRG, Inc.           222,443          -             -      222,443
                              --------------------------------------------------
     TOTAL ASSETS             $   298,212    $ 1,488        $(1,488)  $ 295,212
                              ==================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable              $   241,651    $ 2,220      $(2,220)(3) $ 241,651
Common stock                    3,464,010      1,000       (1,000)(4) 3,464,010
Additional paid in capital      5,744,861          -      150,000 (5) 5,744,861
Acquisition cost of
 S.D.E. Holdings 1 Inc.                 -          -     (150,000)(5)         -
Accumulated other
  comprehensive income            222,443          -             -      222,443
Stock subscriptions receivable (1,000,000)         -             -   (1,000,000)
Accumulated earnings prior
  to development stage         (7,442,370)         -             -   (7,442,370)
Development stage
  accumulated deficit            (953,383)    (1,732)        1,732(6)  (935,383)
                              --------------------------------------------------
                              $   295,212    $ 1,488        $(1,488)  $ 295,212
                              ==================================================


                See accompanying notes to pro forma statements.

                            DNAPRINT genomics, Inc.
                                 Balance Sheet
                               September 30, 2000
                                  (unaudited)


                                     ASSETS

                              DNAPrint       S.D.E.         ProForma    ProForma
                              genomics,      Holdings      Adjustments  Totals
                              Inc.           1 Inc.
                              --------------------------------------------------

Cash in bank                  $    27,103    $ 1,488        $ 1,488(3) $ 27,103
Accounts receivable                 4,440          -             -        4,440
Property and equipment             74,507          -             -       74,507
Accumulated depreciation          (10,111)         -             -      (10,111)
Investment in GRG, Inc.            95,650          -             -       95,650
Investment in Penn-Akron
  Corporation                   2,000,000          -             -    2,000,000
                              --------------------------------------------------
     TOTAL ASSETS             $ 2,191,589    $ 1,488        $(1,488) $2,191,589
                              ==================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable              $   290,441    $ 2,220     $(2,220)(3)  $ 290,441
Common stock                    3,844,009      1,000      (1,000)(4)  3,844,009
Additional paid in capital      7,524,861          -             -    7,524,861
Accumulated other
  comprehensive income             95,650          -             -       95,650
Stock subscriptions receivable (  875,000)         -             -   (  875,000)
Accumulated earnings prior
  to development stage         (7,442,370)         -             -   (7,442,370)
Development stage
  accumulated deficit          (1,246,002)    (1,732)      1,732 (6) (1,246,002)
                              --------------------------------------------------
                              $ 2,191,589    $ 1,488        $(1,488) $2,191,589
                              ==================================================


                See accompanying notes to pro forma statements.

                             DNAPRINT genomics, Inc.
                        ProForma Statement of Operations
                      For the year ended December 31, 1999
                                  (unaudited)



                              DNAPrint       S.D.E.         ProForma    ProForma
                              genomics,      Holdings      Adjustments  Totals
                              Inc.           1 Inc.
                              --------------------------------------------------
Sales                         $   133,187    $     -        $  -     $  133,187

Cost of sales                      51,893          -           -         51,893
                              --------------------------------------------------
Gross profit                       81,294          -           -         81,294
                              --------------------------------------------------

Bad debt expense                    8,152          -           -          8,152
Research & development costs       19,833          -           -         19,833
General and administrative
  expenses                     20,117,912      1,732      (1,732)(2) 20,117,912
                              --------------------------------------------------
                               20,145,897     (1,732)      1,732     20,145,897

Loss from operations          (20,064,603)    (1,732)      1,732    (20,064,603)
                              --------------------------------------------------

Other income (expense)
Other income                        3,090          -           -          3,090
                              --------------------------------------------------

Total other income (expense)        3,090          -           -          3,090
                              --------------------------------------------------
Net loss                      $20,061,513    $(1,732)     $1,732   $(20,061,513)
                              ==================================================
Net loss per common share     $    (.125)    $   .00      $ .00       $   (.125)
                              ==================================================

Weighted average number of
Common share equivalents
Outstanding used for computing
Primary earnings per share    160,484,173   1,000,000                160,484,173
                              ===========   =========                ===========


                See accompanying notes to pro forma statements.

                             DNAPRINT genomics, Inc.
                        ProForma Statement of Operations
                  For the Nine Months Ended September 30, 2000
                                  (unaudited)



                              DNAPrint       S.D.E.         ProForma    ProForma
                              genomics,      Holdings      Adjustments  Totals
                              Inc.           1 Inc.
                              --------------------------------------------------
Sales                         $    30,001    $     -        $     -  $   30,001

Cost of sales                       4,039          -              -       4,039
                              --------------------------------------------------
Gross profit                       25,962          -              -      25,962
                              --------------------------------------------------

Research & development costs      105,434          -              -     105,434
Depreciation and amortization       1,111          -              -       1,111
General and administrative
  expenses                        230,038      1,732         (1,732)(2) 230,038
                              --------------------------------------------------
                                  336,583      1,732         (1,732)   (336,583)

Loss from operations          (   310,621)    (1,732)         1,732 (   310,621)
                              --------------------------------------------------

Other income (expense)
Other income                            -          -              -           -
                              --------------------------------------------------

Total other income (expense)            -          -              -           -
                              --------------------------------------------------
Net loss                      $(  310,621)   $(1,732)        $1,732   $(310,621)
                              ==================================================
Net loss per common share     $    (.002)    $   .00         $ .00    $   (.002)
                              ==================================================

Weighted average number of
Common share equivalents
Outstanding used for computing
Primary earnings per share    198,222,466    1,000,000               198,222,466
                              ===========    ==========              ===========


                See accompanying notes to pro forma statements.

                            DNA PRINT GENOMICS, INC.
                                AND SUBSIDIARIES
                          NOTES TO PRO FORMA STATEMENT
                                   (UNAUDITED)

The accompanying pro forma statements of operation give effect to the merger of DNA Print genomics, Inc. and S.D.E. Holdings 1, Inc., all as if consummated on January 1, 1999. The operations of S.D.E. Holdings 1, Inc. have been accounted for as a purchase with DNA Print genomics, Inc. for all periods represented, whereby the basis for accounting of DNA Print genomics, Inc.

The accompanying pro forma statements of operations and balance sheet give effect to the following pro forma adjustments:

1. The S.D.E. Holdings 1, Inc. amounts presented are for the period from inception (January 19, 2000) through September 30, 2000. The Company's management believes the amounts presented are representative of the historical operations of S.D.E. Holdings 1, Inc. for the year ended December 31, 1999.

2. Represents the elimination of S.D.E. Holdings 1, Inc. legal and accounting expenses that are not indicative of the combined operations. The DNA Print genomics, Inc. general and administrative expenses include adequate legal and accounting expenses.

The Company has shown the $150,000 paid by DNA Print genomics, Inc. to the shareholders of S.D.E. Holdings 1, Inc. for consulting, legal fees, the facilitation of the merger, the filing of related forms with the Securities and Exchange Commission and to cancel their stock as an offset to paid in capital as a result of the business combination. The amount of capital raised to pay this amount has been shown as an increase to paid in capital. The merger provides that:

     o S.D.E. Holdings 1, Inc. would be merged into DNA Print genomics, Inc. effective October 19, 2000.

     o Each share issued and outstanding immediately prior to the effective date would remain as issued and outstanding common stock in DNA Print genomics, Inc. without change.

3.   Cash adjustments reflect the following:

     Purchase price all outstanding shares of S.D.E. Holdings 1, Inc.  $150,000
     amount allocated to shares, net of cancellation of shares                0
                                                                       --------
     Payment of fees and costs in connection with merger               $150,000
                                                                       ========
     Elimination of S.D.E. Holdings 1, Inc. to pay
     Accounts payable                                                   ($1,488)
                                                                       ========

4.   Common  stock  adjustments  reflect the  following:
     Elimination  of S.D.E. Holdings 1, Inc. common shares              ($1,000)

                            DNA PRINT GENOMICS, INC.
                                AND SUBSIDIARIES
                          NOTES TO PRO FORMA STATEMENT
                                   (UNAUDITED)


5.   Paid in capital adjustments:
     Capital contributions from Tampa Bay Financial, Inc.              $150,000
     Fees and costs in connection with the merger                     ($150,000)
                                                                      ----------
                                                                      $       0
                                                                      ==========

6. Adjustments to deficit accumulated during the development stage include the following:
     Elimination of S.D.E. Holdings 1, Inc. deficit                      $1,732
                                                                      ==========

Pro forma earnings per share are based on the number of common and common stock equivalents outstanding as of the end of the periods presented and are computed after giving effect to the zero (0) shares of common stock issued resulting from the merger of S.D.E. Holdings 1, Inc. and DNA Print genomics, Inc. as of the beginning of the period.

                            S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED FEBRUARY 29, 2000
                AND FOR THE SEVEN MONTHS ENDED SEPTEMBER 30, 2000
                          AND CUMULATIVE FROM INCEPTION

                          INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE

Independent Auditors' Report                                            F-2

Financial Statements:

     Balance Sheet                                                      F-3

     Statements of Operations                                           F-4

     Statement of Changes in Stockholders' Equity (Deficit)             F-5

     Statements of Cash Flows                                           F-6

Notes to Financial Statements                                           F-7

                                                                A.J. ROBBINS, PC
                                                    Certified Public Accountants
                                                                 and Consultants


                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
S.D.E. HOLDINGS 1 INC.
BOULDER, COLORADO

We have audited the accompanying balance sheet of S.D.E. Holdings 1 Inc. (a development stage company) as of September 30, 2000, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from January 19, 2000 (inception) to February 29, 2000 and for the seven months ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.D.E. Holdings 1 Inc. as of September 30, 2000, and the results of its operations and its cash flows for the period from January 19, 2000 (inception) to February 29, 2000 and for the seven months ended September 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/A.J. Robbins

DENVER, COLORADO
OCTOBER 2, 2000

               3033 East 1st Avenue, Suite #201, Denver, CO 80206
                        - 303-321-1281 Fax 303-321-1288


                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                                                   SEPTEMBER 30,
                                                                                                        2000
                                                                                                 ------------------

                                     ASSETS

CURRENT ASSETS, CASH                                                                             $            1,488
                                                                                                 ==================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES, PAYABLE TO RELATED PARTIES                                                  $            2,220
                                                                                                 ------------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):

     Common stock, $.001 par value, 25,000,000 shares                                                         1,000
     authorized, 1,000,000 shares issued and outstanding
     (Deficit) accumulated during the development stage                                                      (1,732)
                                                                                                 ------------------

                  Total Stockholders' Equity (Deficit)                                                         (732)
                                                                                                 ------------------

                                                                                                 $            1,488
                                                                                                 ==================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                      F-3

                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                                    CUMULATIVE
                                                                                               FOR THE PERIOD          FROM
                                                                                                    FROM            JANUARY 19,
                                                                                                 JANUARY 19,           2000
                                                                            FOR THE SEVEN           2000            (INCEPTION)
                                                                            MONTHS ENDED       (INCEPTION) TO           TO
                                                                            SEPTEMBER 30,       FEBRUARY 29,        SEPTEMBER 30,
                                                                                 2000                2000              22000
                                                                         -----------------    -----------------        -----


REVENUE                                                                  $          -         $          -       $          -
                                                                         -----------------    -----------------  -----------------


EXPENSES:
     General and Administrative                                                      1,512                  220              1,732
                                                                         -----------------    -----------------  -----------------

                  Total Expenses                                                     1,512                  220              1,732
                                                                         -----------------    -----------------  -----------------

NET (LOSS)                                                               $          (1,512)   $            (220) $          (1,732)
                                                                         =================    =================  =================


NET (LOSS) PER COMMON SHARE - BASIC                                      $          *         $          *
                                                                         =================    =================


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                             1,000,000            1,000,000
                                                                         =================    =================

*Less than $(.01)


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                      F-4

                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE PERIOD FROM JANUARY 19, 2000 (INCEPTION)
                              TO FEBRUARY 29, 2000
                AND FOR THE SEVEN MONTHS ENDED SEPTEMBER 30, 2000
                                                                                                   (DEFICIT)
                                                                                                  ACCUMULATED
                                                                                  STOCK            DURING THE
                                                  COMMON STOCK                 SUBSCRIPTION       DEVELOPMENT
                                           SHARES              AMOUNT           RECEIVABLE             STAGE             TOTAL
                                     ----------------------------------------------------------------------------------------------
BALANCES, JANUARY 19, 2000                     -         $         -        $         -        $         -         $         -
   Issuance of stock on February            1,000,000               1,000               (800)            -                      200
   21, 2000, for $.001 per share
   NET (LOSS)                                  -                   -                  -                    (220)               (220)
                                     ----------------    ----------------   ----------------   ----------------    ----------------

BALANCES, FEBRUARY 29, 2000                 1,000,000               1,000               (800)              (220)                (20)

   Satisfaction of subscription                -                   -                     800             -                      800
     receivable
   NET (LOSS)                                  -                   -                  -                  (1,512)             (1,512)
                                     ----------------    ----------------   ----------------   ----------------    ----------------

BALANCES, SEPTEMBER 30, 2000                1,000,000    $          1,000   $         -        $         (1,732)   $           (732)
                                     ================    ================   ================   ================    ================




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                      F-5

                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                                         CUMULATIVE
                                                                                                  FOR THE PERIOD             FROM
                                                                                                       FROM              JANUARY 19,
                                                                                                    JANUARY 19,              2000
                                                                             FOR THE SEVEN             2000              (INCEPTION)
                                                                             MONTHS ENDED         (INCEPTION) TO              TO
                                                                             SEPTEMBER 30,         FEBRUARY 29,        SEPTEMBER 30,
                                                                                  2000                 2000                   2000
                                                                          -----------------     -----------------     ------------


CASH FLOWS FROM (TO) OPERATING ACTIVITIES:

     Net (loss) from operations                                           $          (1,512)    $            (220)    $      (1,732)
     Adjustments to reconcile net (loss) to net cash provided (used)
       by operating activities:
        Changes in:
         Payable to related parties                                                   2,200                    20             2,220
                                                                          -----------------     -----------------     --------------
              Net Cash Provided (Used) by Operating Activities                          688                  (200)              488
                                                                          -----------------     -----------------     --------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

     Collection of subscription receivable                                              800                -                    800
     Common stock issued for cash                                                    -                        200               200
                                                                          -----------------     -----------------     --------------
              Net Cash Provided by Financing Activities                                 800                   200             1,000
                                                                          -----------------     -----------------     --------------

NET INCREASE (DECREASE) IN CASH                                                       1,488                -                  1,488

CASH, beginning of period                                                            -                     -                     -
                                                                          -----------------     -----------------     --------------
CASH, end of period                                                       $           1,488     $          -          $       1,488
                                                                          =================     =================     ==============




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                       F-6

                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

S.D.E. Holdings 1 Inc. (the Company), a development stage company, was organized under the laws of the State of Nevada on January 19, 2000. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is the last day of February.

GOING CONCERN AND PLAN OF OPERATION

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to locating merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

CASH

Cash and cash equivalents consists primarily of cash on hand and cash in banks.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60 month period. Therefore, $1,732 of net losses incurred in the period from January 19, 2000 (inception) to September 30, 2000 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

                             S.D.E. HOLDINGS 1 INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS (LOSS) PER COMMON SHARE

During 1997 the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - STOCKHOLDERS' EQUITY

During February 2000, the Company issued for cash and a stock subscription receivable 500,000 shares of its $.001 par value common stock to a private investor. The Company also issued for cash and a stock subscription receivable 500,000 shares of its $.001 par value common stock to its president and the father of its president.

In March 2000 the stock subscription receivables were paid in full.

In  September  1990 the Company  entered  into an  agreement to sell 100% of the
Company's  outstanding  common  stock  for  $150,000;  simultaneously,   500,000
outstanding shares were retired.

NOTE 3 - PAYABLE TO RELATED PARTIES

The Company received advances of $2,200 from stockholders in March 2000.

                                      F-8